UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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DTE Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DTE

Proxy Statement & Notice of Annual Meeting

Leading the Way to a Cleaner, Safer and Smarter Energy Future.

2023

DTE
DTE

DTE

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Letter to Shareholders

We invite you to attend our company’s annual meeting of shareholders, which will be held on Thursday, May 4, 2023. Please see page 77 for details regarding attendance.

Fellow Shareholders,

We invite you to attend our company’s annual meeting of shareholders, which will be held in a virtual-only format on Thursday, May 4, 2023. Please see page 77 for details regarding attendance.

In 2022, our team of more than 10,000 dedicated team members made tremendous progress keeping each other safe, modernizing our infrastructure, improving service for our customers and creating innovative long-term plans that position our company for continued success.

Our greatest achievement in 2022 was working safely. We ended the year with the third best safety performance in our company’s history. Our safety, field and union leaders worked together to ensure that team members performing dangerous work had the tools, training and support they needed to remain safe.

Our employees working at home, in the office and in the field, brought their best energy to work every day, earning the 2022 Gallup Exceptional Workplace Award for the 10th consecutive year. Results from our annual Gallup employee engagement survey placed DTE in the top 4% of companies globally.

We made unprecedented investments in our infrastructure to modernize our grid and our pipelines. We upgraded more than 500 electric distribution circuits and implemented significant improvements to our storm restoration and communication processes. Our customers applauded our efforts and we achieved our customer satisfaction targets.

Our Gas team also improved safety and reliability for our customers and communities by installing more than 250 miles of upgraded natural gas main and moving more than 22,000 meters from customers’ basements to outside their property.

Teams across our company contributed to the creation of our ambitious new CleanVision Integrated Resource Plan. The plan details how we will transform our generation to meet the electricity needs of our customers 20 years into the future. It also describes how we will accelerate our decarbonization goals – relying less on coal and more on natural gas and renewables – so that we can deliver safe, reliable, affordable and cleaner energy to our customers.

We also achieved strong financial results including solid operating Earnings Per Share (EPS) growth. DTE met its EPS goal for the 16th year in a row, continuing our longstanding track record of creating shareholder value.

In 2022, we not only delivered results, we made exceptional progress to position our company for future growth and success. We are grateful for your partnership and investment in DTE and we look forward to working with you in 2023 to help achieve our aspiration of being best in the world, and best for the world.

Mark A. Murray Lead Independent Director-Elect
Gerardo Norcia Chairman, President and Chief Executive Officer

One Energy Plaza Detroit,
Michigan 48226

2023 Notice of Annual Meeting of Shareholders and Proxy Statement

We invite you to attend the annual meeting of DTE Energy Company, which will be held in a virtual-only format. See page 77 for details on how to attend.

Matters of Business	Board’s Voting Recommendation	See Page
■ Elect ten directors;		8
■ Ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for the year 2023;		31
■ Provide an advisory vote to approve executive compensation;		34
■ Provide an advisory vote on the frequency of advisory votes to approve executive compensation;	Every Year	35
■ Vote on a management proposal on special meetings;		66
■ Vote on two shareholder proposals, if properly presented, relating to special shareholder meetings and to a report on lobbying activities;		69
■ Consider any other business that may properly come before the meeting.		72

Only shareholders of record at the close of business on March 7, 2023, the record date for this meeting, or their representatives authorized by proxy may attend or vote at the meeting.

This 2023 Notice of Annual Meeting, as well as the accompanying proxy statement and proxy card, will be first sent or given to our shareholders on or about March 24, 2023.

This year we have conserved resources and reduced costs by mailing a meeting notice to many of our registered and beneficial shareholders containing instructions on how to access our proxy statement and annual report on Form 10-K and vote online or how to request a paper copy. Shareholders who receive that meeting notice will not receive a paper copy of the proxy statement and annual report on Form 10-K or a proxy card unless they request one.

Every vote is important. You may vote your shares (1) by telephone, (2) via the Internet, (3) if you received a paper copy, by completing and mailing the enclosed proxy card in the return envelope or (4) at the annual meeting. Specific instructions for voting by telephone or via the Internet are attached to the proxy card or to the meeting notice that you received if you did not receive a paper copy. If you attend the meeting and vote at it, your vote at the meeting will replace any earlier vote by telephone, Internet or proxy. If you wish to attend the virtual annual meeting, you must register in advance. Please follow the instructions on page 77 to register to attend.

By Order of the Board of Directors

Lisa A. Muschong Vice President, Corporate Secretary & Chief of Staff March 23, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on May 4, 2023:

The proxy statement and annual report are available to security holders free of charge at

proxydocs.com/dte

PROXY STATEMENT SUMMARY	1	EXECUTIVE COMPENSATION	36
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	8	Compensation Discussion and Analysis	36
Nominees for Election at this Meeting	10	Report of the Organization and Compensation Committee	50
CORPORATE GOVERNANCE	16	Summary Compensation Table	52
COMMITTEES OF THE BOARD OF DIRECTORS	20	Grants of Plan-Based Awards	54
BOARD OF DIRECTORS RISK OVERSIGHT FUNCTIONS	22	Outstanding Equity Awards at Fiscal Year-End	55
BOARD OF DIRECTORS COMPENSATION	23	Option Exercises and Stock Vested in 2022	55
2022 DIRECTOR COMPENSATION TABLE	25	Pension Benefits	56
INFORMATION ON COMPANY EXECUTIVE OFFICERS	26	Deferred Compensation	57
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26	POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT	59
INDEMNIFICATION AND LIABILITY	27	CEO PAY RATIO	62
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS	27	PAY VERSUS PERFORMANCE	63
DELINQUENT SECTION 16(a) REPORTS	28	PROPOSAL NO. 5 — MANAGEMENT PROPOSAL — SPECIAL MEETINGS	66
PROHIBITION ON PLEDGING AND HEDGING COMPANY SECURITIES	28	PROPOSAL NO. 6 — SHAREHOLDER PROPOSAL — SPECIAL MEETING THRESHOLD	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	29	PROPOSAL NO. 7 — SHAREHOLDER PROPOSAL — LOBBYING REPORT	70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29	CONSIDERATION OF OTHER BUSINESS	72
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31	INFORMATION CONCERNING VOTING AND PROXY SOLICITATION	73
Fees to the Independent Registered Public Accounting Firm	31	QUESTIONS AND ANSWERS	73
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	32	2024 ANNUAL MEETING OF SHAREHOLDERS	77
Report of the Audit Committee	32	Shareholder Proposals and Nominations of Directors	77
PROPOSAL NO. 3 — ADVISORY PROPOSAL — NONBINDING VOTE TO APPROVE EXECUTIVE COMPENSATION	34	SOLICITATION OF PROXIES	79
PROPOSAL NO. 4 — ADVISORY PROPOSAL — NONBINDING VOTE TO APPROVE FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION	35	CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	79

Frequently Searched Information
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	8	BOARD OF DIRECTORS COMPENSATION	23
Nominees for Election at this Meeting	10	2022 DIRECTOR COMPENSATION TABLE	25
CORPORATE GOVERNANCE	16	2024 ANNUAL MEETING OF SHAREHOLDERS	77
COMMITTEES OF THE BOARD OF DIRECTORS	20	Shareholder Proposals and Nominations of Directors	77

PROXY STATEMENT SUMMARY

DTE Aspiration

Best in the world and best for the world

At DTE (“DTE Energy,” the “Company,” “we,” “us” or “our”), we aspire to be best in the world and best for the world. This aspiration drives everything we do, including our priorities for serving each of our stakeholders: Our Team, Customers, Communities, and Investors. Our stakeholder priorities drive our daily, monthly and annual plans which help us to achieve this aspiration. Our Board of Directors (the “Board”) evaluates our Company’s and executives’ performance based upon goals that align to our priorities for each of our stakeholders, and we will refer to these stakeholders as we discuss DTE’s performance and our compensation programs throughout this proxy statement.

Our Operating Model

Becoming best in the world and best for the world includes having great corporate governance, competitive compensation and excellent shareholder relations. To achieve this, we’ve developed an operating model that is memorable, sustainable, and actionable by all employees to ensure it drives the behaviors that help us reach our aspiration.

Our Purpose

We improve lives with our energy

At DTE, the word energy has two meanings – our products and our personal energy. Each employee can reflect on our purpose each day and ask themselves “How did I improve lives today with my energy?”

Purpose	Aspiration	Strategy

We improve lives with our energy	Best in the world and best for the world	Distinctive service excellence and growth

Who we serve	How we serve	How we lead

Our Team, Customers, Communities, Investors	Safe, Caring Dependable, Efficient	Inspire, Innovate Deliver

Our Strategy

Distinctive service excellence and growth

To achieve our aspiration to be best in the world best for the world, we’ve developed a strategy based on distinctive service excellence and growth focusing on three key areas: who we serve, how we serve and how we lead.

DTE ENERGY 2023 PROXY STATEMENT	1

Our Priorities

At DTE, we use our Operating Model as a guide to develop our priorities and deliver for our stakeholders. Focusing on the priorities of each of our stakeholder groups will allow us to reach our aspirations and best serve our customers.

Our Team	Our Customers	Our Communities	Our Investors

■  Drive a best in-class culture of health and wellbeing and achieve best-in-industry safety performance

■  Sustain and enable top decile employee engagement and embed DEI practices throughout DTE

■  Bring our DTE Operating Model to life through the development of excellent leadership, talent management processes, and overall culture strategies

	■ Fundamentally improve our relationship with customers ■ Sustain the drive toward Nuclear Excellence ■ Execute the Distribution Excellence strategy	■ Execute the Best for the World strategy ■ Achieve regulatory and policy outcomes that support the delivery of reliable, clean and affordable energy to our customers	■ Meet or exceed our financial objectives while maintaining customer affordability ■ Advance our journey towards project management excellence ■ Identify and mitigate enterprise and operational risk

2	DTE ENERGY 2023 PROXY STATEMENT

Shareholder Engagement

We have continued our shareholder engagement activities this year and, as a result of those discussions, we’ve learned a lot about what is important to our shareholders. The shareholder engagement team consists of members from the Corporate Secretary’s office, the Office of the General Counsel, Investor Relations, Environmental Management & Safety, and Corporate Communications. Shareholder engagement is a year-round process for us.

Every spring we reach out to large shareholders to discuss issues related to proxy season and the proposals to be presented at our annual meeting. In the fall we conduct another round of conversations to discuss general governance issues and trends. We also discuss pressing matters on an ad hoc basis.

Our shareholder engagement activities help us identify governance and compensation policies and practices that are most important to our shareholders.

The shareholder engagement team reports directly to the Corporate Governance Committee and other committees as needed, conveying the feedback received from shareholders and proposing implementation of best practices.

The committees and the full Board of Directors deliberate over proposed governance changes, adopt best practices and provide guidance to the shareholder engagement team in their communications with shareholders.

In 2022, the Company held discussions with shareholders who collectively own or exercise voting control over 43% of the Company’s outstanding shares. In addition, the Company routinely contacts shareholders who have submitted proposals for inclusion in our annual proxy statement in an effort to understand their concerns and to address, where possible, the issues behind their proposals. We will continue to look for opportunities to provide more information about the Company’s approach on topics of interest to shareholders, and to stimulate more conversations with shareholders.

Environmental, Social and Governance (“ESG”) Commitment

At DTE, we strive to do what’s right for our employees, customers, communities and stakeholders, not necessarily what’s easy. That means environmental, social and governance (ESG) matters guide us in how we do business, including in our operations, environmental efforts, corporate governance, corporate citizenship and human capital management. In addition to preparing for future compliance with anticipated disclosure rules, we believe in transparently sharing our sustainability strategies and ensuring data accuracy to help drive progress across the communities we serve and in our industry.

Ultimate oversight of our company’s ESG efforts – including enterprise risk management – rests with the Board of Directors and permeates all levels of DTE’s executive leadership. The Board’s commitment to ESG has been and continues to be effectuated through its committee structure. As further described below, the Public Policy and Responsibility Committee maintains primary oversight for ESG matters generally, while the Audit, Organization & Compensation, and Corporate Governance Committees oversee those matters within their expertise, and the entire Board remains committed to and updated on these matters regularly.

DTE ENERGY 2023 PROXY STATEMENT	3

Environmental Highlights

From the output of our power generation sources to the facilities we operate, the property we manage and the communities where we live and work, DTE seeks to embrace all aspects of sound environmental stewardship. DTE was among the first utilities in the nation to announce carbon reduction goals and has continued to accelerate that original plan. Our environmental stewardship extends beyond carbon reduction to reducing emissions of air pollutants, improved water management, more energy efficient operations and land management best practices.

DTE’s mission is to create a cleaner, healthier environment today and for generations to come. We’re doing this by investing billions of dollars in cleaner sources of generation, a more resilient grid and improvements to our natural gas procurement and delivery systems. Our electric and gas utilities have ambitious aspirational net zero by 2050 targets and are working to improve the reliability of our energy delivery systems to meet the needs of a 21st century economy.

■	Retired coal plants bringing the region closer to a net carbon-zero future: The closure of the Trenton Channel and St. Clair coal plants were a milestone in DTE’s efforts to reach net zero carbon emissions, with nearly one-third of electricity generated by the electric company now coming from carbon-free sources.
■	Placed Blue Water Energy Center into commercial operation: Completed on time and on budget, the natural gas-powered plant provides cleaner, reliable, affordable electricity for 850,000 homes and is DTE’s largest step in reducing carbon emissions to date. The powerplant generates electricity 24/7, supporting the expansion of renewable energy.
■	Released DTE Electric Integrated Resource Plan to accelerate carbon reductions from energy generation: DTE unveiled its CleanVision plan, a 20-year proposal that accelerates its carbon reduction goals while supporting a grid that is reliable, affordable and is built for the needs of the modern world. This includes a $9 billion investment over 10 years, supporting Michigan jobs while reducing emissions and improving infrastructure.
■	Led the way in business and residential renewable energy: Businesses will add more than 1,000 megawatts of renewable energy to their automotive operations by partnering with MIGreenPower. Coupled with more than 70,000 new residential enrollees, the MIGreenPower program is on pace to avoid as much as three million tons of carbon dioxide emissions.

Social Highlights

Not only is DTE seeking to deliver clean, reliable, safe and affordable energy across the state, but we also offer hope and inspiration to communities by making a difference. In addition to providing gas and electric service to our customers across the state, we aspire to be the best IN the world and the best FOR the world. We demonstrate this by how we care for our employees through safety measures and human capital management efforts, and how we connect with our communities by seeking to enhance our supply chain strategies and corporate citizenship programs.

■	Safety First: DTE achieved top decile safety performance among our industry peers for our DART and OSHA recordables metrics.
■	Earned numerous honors as a great place to work including:
o	Recognized as a Gallup Great Workplace for 10th consecutive year
o	Listed as a top 10 Michigan-based company included in Forbes' 2022 America’s Best Employer rankings
o	Ranked in Forbes’ top 200 nationally for Best Employers for Women
o	Earned Best Corporation for Women’s Business Enterprises by the Women’s Business Enterprise National Council
o	Recognized by the Business Group on Health with the 2022 Best Employers: Excellence in Health and Well-being Award. Additionally, won the prestigious Excellence in Mental Health Award
■	Made a difference in our communities:
o	Contributed millions in grants from the DTE Energy Foundation: The DTE Foundation continued its commitment to promoting economic prosperity and transforming regional communities for the benefit of all Michigan residents with $15.4 million in grants awarded in 2022.
o	Assisted communities impacted by coal plant closure: As we accelerated retirement of our coal plants, we offered assistance through our “Retire With Pride” initiative to the employees and communities who had supported these legacy assets for decades.

4	DTE ENERGY 2023 PROXY STATEMENT

o	Ranked as one of the country's top corporate citizens by Points of Light: Marking the fifth consecutive year earning this high distinction, DTE was named to the Civic 50– the top 50 companies nationwide in corporate citizenship – by Points of Light, the world's largest organization dedicated to volunteer service. DTE was also recognized as the leading utility sector company nationally.
■	Made a difference for our customers:
o	Helped customers in need: DTE contributed $10 million to non-profits for energy assistance to help ensure these customers have access to the power they need.
o	Led the region in gas customer satisfaction: Proving for the third consecutive year that DTE’s method of buying natural gas when prices are at their lowest and selling it to our customers at cost is the best way to do business, J.D. Power named DTE Energy the leader in price satisfaction for the Midwest in their Gas Utility Residential Customer Satisfaction Study.
■	Renewed commitment to a diverse supply chain: In 2022, DTE spent more than $839 million with certified diverse suppliers and earned 12 supplier diversity industry awards.

Governance Highlights

The Board is committed to creating long-term value for our shareholders while operating in an ethical, legal, environmentally sensitive and socially responsible manner. The Board follows sound governance practices, some of which are highlighted below. For more detail, see the “Corporate Governance” section of this proxy statement.

■	Nine of ten director nominees, 90%, are independent; our Chairman, President and Chief Executive Officer ("CEO") is the only management director.
■	All Board committees are composed exclusively of independent directors.
■	We have implemented a proxy access provision, which makes it possible for a group of shareholders meeting certain criteria to nominate and include in the Company’s proxy materials a candidate for the Board.
■	We have a Lead Independent Director, elected by the independent members of the Board. The Lead Independent Director maintains final approval authority over Board agendas, meeting materials and schedules.
■	The Lead Independent Director is also available for consultation and direct communication with large shareholders.
■	Independent directors met in executive sessions chaired by the Lead Independent Director at six of the eight 2022 Board meetings.
■	All of our directors are elected annually.
■	We have a majority vote requirement for uncontested director elections.
■	The Board and its committees conduct annual self-assessments.
■	Each independent director who has served for one year or more undergoes an annual peer review.
■	Our executive officers and directors are all subject to robust stock ownership requirements.
■	We have instituted anti-hedging policies applicable to all Company directors, officers and employees.
■	We limit our directors who are employed by public companies to a total of not more than two public company boards and all other directors to a total of not more than four public company boards.

DTE ENERGY 2023 PROXY STATEMENT	5

Executive Compensation Highlights

Our executive compensation programs are designed to be competitive with our peers, have a meaningful performance component linked to the achievement of short-term and long-term goals that align with our shareholders’ long-term interests and encourage executives to have an ownership interest in the Company. Our executives’ total compensation shows strong pay-for-performance alignment with growth in long-term shareholder value creation. See “Pay vs. Performance” tables and graphs beginning on page 63.

The Company’s compensation programs are also designed to clearly align performance objectives for our Named Executive Officers with the interests of shareholders and with our system of priorities. Our performance measures are designed to help move our Company toward achieving these priorities. For more details, see our priorities alignment chart in the Compensation Discussion and Analysis Summary on page 37.

Other highlights from our compensation program include:

■	Our CEO received 86% of his 2022 total compensation in variable, at-risk incentives. For our other Named Executive Officers, the average percentage of variable, at-risk compensation was 72%. No at-risk compensation for our CEO or Named Executive Officers is reflected in customer rates. See more details on page 38.
■	Our short-term and long-term performance metrics all tie directly to our stakeholder aspirations (see above). These are the same metrics that management uses to assess the Company’s progress toward our aspiration to be best in the world and best for the world.
■	Our long-term plan awards include a mix of restricted stock and performance shares designed in part to encourage executive stock ownership. The Board’s Organization and Compensation Committee has not issued stock options since 2010.
■	Our equity compensation plan forbids buyouts of “underwater” stock options. The Company has never bought or repriced “underwater” stock options.
■	Our equity compensation plan requires a minimum one-year vesting period for equity awards. The Company’s typical practice is to require a three-year vesting period for equity awards and the Company has never issued equity awards with less than a one-year vesting period.
■	Our Board has adopted a “clawback” policy that provides that, in the event of an accounting restatement due to material noncompliance with federal securities laws, the Company may recover excess performance-based compensation awarded to current or former officers during the three-year period preceding the restatement.
■	Our executive Change-In-Control Severance Agreements do not include excise tax gross-ups.
■	We have eliminated the automatic vesting of equity issued under our Long-Term Incentive Plan upon a change in control of the Company, unless an acquiring or surviving entity fails to replace or affirm the existing equity awards with awards by the surviving company.

Performance Highlights

The Company continued to deliver on its objectives to provide strong earnings per share and dividend growth in 2022, while maintaining a strong balance sheet, employee engagement and improving customer service. Some highlights of the Company’s 2022 performance include:

■	Declared a 7.6% increase in our dividend payment.
■	Provided our shareholders with a five-year total shareholder return of 148% (with 2017 as the base year = 100%).
■	Delivered cash from operations of $1.98 billion in 2022.
■	Delivered 2022 operating earnings per share of $6.10 (see discussion below).

6	DTE ENERGY 2023 PROXY STATEMENT

DTE Energy management believes that operating earnings provide a meaningful representation of the Company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement internally and externally. Operating earnings can be reconciled to our reported earnings as set forth in the following table:

2022
Reported Earnings per Share	$5.52
MPSC disallowance of certain capital project costs previously recorded	0.04
(Gain) loss on sale of assets	(0.03)
One time benefit expenses	0.06
Certain mark-to-market transactions	0.72
Income tax-related adjustments	(0.21)
Operating Earnings per Share	$6.10

Items for Shareholder Vote at this Meeting

At the 2023 Annual Meeting shareholders will vote on the following proposals:

Proposal 1: Elect ten members of the Board of Directors for one year terms ending in 2024;

Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors;

Proposal 3: Provide a nonbinding vote to approve the Company’s executive compensation;

Proposal 4: Provide a nonbinding vote on the frequency of advisory votes to approve the Company’s executive compensation;

Proposal 5: Vote on a management proposal to amend our bylaws to allow shareholders with 15% outstanding common stock in the aggregate (held for at least one year) to call a special meeting;

Proposal 6: Vote on a shareholder proposal to amend our bylaws to allow shareholders with 10% outstanding common stock in the aggregate to call a special meeting;

Proposal 7: Vote on a shareholder proposal to publish a lobbying report.

Shareholders may vote on any other matter that properly comes before the meeting.

DTE ENERGY 2023 PROXY STATEMENT	7

Proposal No. 1

Election of Directors

The Board of Directors has nominated ten directors for election at the 2023 annual shareholder meeting. Directors are elected to serve annual terms which expire when their successors are elected at the next year’s annual shareholder meeting. All of the nominees are currently directors of the Company. Ruth G. Shaw, who has served as a director since 2008, will retire from the Board effective May 4, 2023, having reached our mandatory retirement age of 75.

The biography of each of the nominees below contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during at least the last five years. The age provided for each director is as of March 23, 2023. In addition to the information presented below regarding each person’s experience, qualifications, attributes and skills that caused our Corporate Governance Committee and Board to determine that the person should serve as a director, the Board believes that all of the Company’s directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, strategic insight, an ability to exercise sound judgment and a commitment to service and community involvement. Finally, we value their significant experience on other public company boards of directors and board committees and the diversity that they bring to our Board. The following graphs display information about the skills and experience our Board members bring to their service:

	Brandon	McClure	McGovern	Murray	Norcia	Skaggs	Thomas	Torgow	Vandenberghe	Williams	Average
Key Enterprise Priorities and Experience
Culture, Safety, and Talent Development	3	2	3	3	3	3	3	2	2	2	2.6
Customer Service and Relationships	3	3	3	3	3	3	3	3	1	1	2.6
Operational Efficiency and Productivity	2	3	2	3	3	3	3	2	3	1	2.5
Regulatory and Energy Policy	1	2	3	3	3	3	2	3	1	2	2.3
Growth and Value Creation	2	3	3	3	3	3	3	3	3	2	2.8
Financial Planning and Analysis	2	2	2	3	3	3	2	3	3	3	2.6
CEO Experience	3	3	3	3	3	3	0	3	0	0	2.1
Corporate Governance	3	3	2	3	2	2	3	3	2	1	2.4
Energy Industry Experience	1	1	1	1	3	3	1	1	1	2	1.5
Ethics and Compliance	3	3	2	2	2	2	3	2	2	3	2.4
Executive Compensation	3	2	2	3	2	3	3	3	3	2	2.6
Risk Management	2	2	2	2	3	3	2	2	3	3	2.4
Sustainability and Environmental Stewardship	1	2	1	2	3	3	2	2	2	1	1.9
Technology and Cybersecurity	1	1	2	2	2	2	2	1	2	1	1.6
Local/Regional Understanding	3	3	1	3	3	0	2	3	3	0	2.1
Nuclear Experience	0	1	0	1	2	0	0	0	0	0	0.4
Demographics
Race / Ethnicity											Percent
African American							x			x	20.0%
White/Caucasian	x	x	x	x	x	x		x	x		80.0%
Gender
Male	x	x		x	x	x	x	x	x		80.0%
Female			x							x	20.0%
Board Tenure
Years	13	11	20	14	4	6	10	4	17	5	10.4

3 = Technical Expertise/Advanced Knowledge (e.g. direct hands-on experience and subject matter expert during his/her career)
2 = Managerial knowledge (e.g. experience derived through general managerial experience)
1 = Working knowledge (e.g. exposure as a Board committee member at DTE or another company)
0 = Limited knowledge (e.g. exposure comes from Board Committee report-outs only)

8	DTE ENERGY 2023 PROXY STATEMENT

The Board’s demographic makeup is set forth below:

Tenure

40%
40%
20%
4-7 years
8-11 years
>11 years

Average Tenure: 10 years

Age

10%
30%
60%
60-64
65-69
70-74

Average Age: 67 years

Gender

20%
80%
Women
Men

Diversity

20%
80%
African American
Caucasian

Proxies cannot be voted for more than ten persons at this meeting. If any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card have discretionary authority to vote for a substitute nominee or nominees. It is anticipated that all nominees will be available for election.

Following the retirement of Ruth G. Shaw effective May 4, 2023, two of the ten members of the Board will be women, temporarily changing the gender diversity of the Board. The Corporate Governance Committee recognizes the need for strong diversity in Board candidates and members and is committed to enhancing the diversity of the Board as it seeks potential candidates for Board membership as further described below. As such, the gender diversity as of the date of the annual meeting will be a temporary condition and is a top priority of the Corporate Governance Committee.

The biographies below disclose the committees on which each director serves. The following abbreviations are used to denote each committee: Corp Gov=Corporate Governance; O&C=Organization and Compensation; Nuc Rev=Nuclear Review; and PPRC=Public Policy & Responsibility.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AT THIS MEETING.

DTE ENERGY 2023 PROXY STATEMENT	9

Nominees for Election at this Meeting

David A. Brandon Executive Chairman, Domino’s Pizza, Inc. (2022-present) Age: 70 Director since: 2010 Independent DTE Committees: ■ Finance ■ O&C (Chair) ■ PPRC

Previous Experience

■
Domino’s Pizza, Inc.—Non-Executive Chairman (2011 – 2022)
■
Toys "R" Us, Inc.—Chairman and CEO (2015-2018)*
■
University of Michigan—Athletic Director (2010-2014)
■
Domino’s Pizza, Inc.—Special Advisor (2010-2011) Chairman and CEO (1999-2010)

Other Public Boards

■
Domino’s Pizza, Inc. (1999-present)
■
MillerKnoll, Inc. (2011-present)
■
Kaydon Corporation (2004-2013)

Qualifications

■
CEO Experience

Service as chief executive of large public companies

■
Customer Service and Relationships

Extensive experience in marketing and sales

■
Financial Planning and Analysis

Strong skill sets in corporate finance and strategic planning

■
Executive Compensation

Experience in executive compensation and organizational best practices

*In September 2017, Toys "R" Us, Inc. filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

10	DTE ENERGY 2023 PROXY STATEMENT

Charles G. McClure, Jr. Managing Partner, Michigan Capital Advisors (a venture capital company) (2014-present) Age: 69 Director since: 2012 Independent DTE Committees: ■ Audit ■ Corp Gov (Chair) ■ Nuc Rev

Previous Experience

■
Meritor, Inc.—Chairman of the Board, CEO and President (2004–2013)
■
Federal-Mogul Corporation—CEO (2003–2004), President and COO (2001–2003)
■
Detroit Diesel Corporation—President and CEO (1997-2000)

Other Public Boards

■
Crane Co. (2017–present)
■
3D Systems Inc. (2017–present)
■
Remy International, Inc. (2015)
■
Meritor, Inc. (2004–2013)

Qualifications

■
CEO Experience

CEO, president and director of several major domestic and international corporations

■
Operational Effectiveness and Productivity

Broad knowledge of business and industry

■
Culture, Safety, and Talent Development

Extensive proven leadership skills and service on boards of industry organizations

Gail J. McGovern President and CEO, American Red Cross (2008-present) Age: 71 Director since: 2003 Independent DTE Committees: ■ Finance ■ O&C

Previous Experience

■
Harvard Business School—Professor (2002–2008)
■
Fidelity Personal Investments (a unit of Fidelity Investments—President (1998–2002)

Other Public Boards

■
PayPal Holdings, Inc. (2015–present)
■
eBay Inc. (2015)

Qualifications

■
CEO Experience

Top executive of major non-profit organization

■
Customer Service and Relationships

Extensive executive experience in marketing, sales and customer relations

■
Growth and Value Creation

Experience in strategic planning and corporate finance

DTE ENERGY 2023 PROXY STATEMENT	11

Mark A. Murray Retired Vice Chairman, Meijer, Inc. (2013-2020) Age: 68 Director since: 2009 Independent DTE Committees: ■ Corp Gov ■ Nuc Rev (Chair) ■ O&C

Previous Experience

■
Meijer, Inc.—President (2006–2013), Co-CEO (2013–2016) Executive Vice-Chair (2016-2020)
■
Grand Valley State University—President (2001–2006)
■
State of Michigan—Treasurer (1999–2001)
■
Michigan State University—VP of Finance and Administration (1998–1999)

Other Public Boards

■
Fidelity Fixed Income and Asset Allocation (2016–present)
■
Universal Forest Products, Inc. (2004–2016)

Qualifications

■
CEO Experience

President and Co-CEO of a major Michigan-based corporation

■
Financial Planning and Analysis

Strategic planning, corporate development and finance experience

■
Regulatory and Energy Policy

University president and state government official

Gerardo Norcia Chairman (2022-present), CEO (2019-present) and President (2016-present) Age: 60 Director since: 2019 Not Independent

Previous Experience

■
DTE Electric—President and COO (2013-2016)
■
DTE Gas—President and COO (2007-2013)
■
DTE Gas Storage and Pipelines—President and COO (2002-2007)

Qualifications

■
Energy Industry Experience

More than 30 years of leadership in business development, engineering and operations

■
Operational Effectiveness and Productivity

Extensive experience in customer relations, strategic planning and operational efficiency

■
Culture, Safety, and Talent Development

Broad experience with human capital management and safety leadership

12	DTE ENERGY 2023 PROXY STATEMENT

Robert C. Skaggs, Jr. Executive Chairman, DT Midstream, Inc. (2021-Present) Age: 68 Director since: 2017 Independent DTE Committees: ■ Finance ■ Nuc Rev ■ O&C

Previous Experience

■
Columbia Pipeline Group—Chairman and CEO (2015-2016)
■
NiSource, Inc.—President (2004–2015) and CEO (2005–2015)

Other Public Boards

■
DT Midstream, Inc. (2021-present)
■
Team, Inc. (2019-2021)
■
Cloud Peak Energy, Inc. (2015–2019)
■
Columbia Pipeline Group, Inc. (2014–2015)
■
NiSource, Inc. (2005–2015)

Qualifications

■
CEO Experience

Extensive executive leadership experience in the utility sector

■
Energy Industry Experience

Broad experience in natural gas and electric generation, transmission, storage and distribution

■
Regulatory and Energy Policy

Experience developing regulatory strategies and leading external relations

David A. Thomas President, Morehouse College (2018-present) Age: 66 Director since: 2013 Independent DTE Committees: ■ Audit ■ PPRC (Chair)

Previous Experience

■
Harvard Business School—H. Naylor Fitzhugh Professor of Business Administration (2016–2017, 1990–2011)
■
Georgetown University McDonough School of Business—Dean and William R. Berkeley Professor of Business Administration (2011-2016)
■
Wharton School of Finance—Assistant Professor of Management (1986–1990)

Other Public Boards

■
Vanguard Family of Funds (2021-present)

Qualifications

■
Culture, Safety, and Talent Development Leadership and research in corporate inclusion and diversity
■
Corporate Governance Service on various civic and educational boards, advisor to other corporate boards
■
Executive Experience as senior level higher education administrator Expertise in executive development and strategic human resource management

DTE ENERGY 2023 PROXY STATEMENT	13

Gary H. Torgow Chairman, The Huntington National Bank (2021-present) Age: 66 Director since: 2019 Independent DTE Committees: ■ Corp Gov ■ PPRC

Previous Experience

■
TCF Financial Corporation—Executive Chairman (2019-2021)
■
Chemical Financial Corporation—Chairman (2016-2019)
■
Talmer Bancorp, Inc.—Chairman (2009-2016)

Other Public Boards

■
Huntington Bancshares Incorporated (2021-Present)
■
TCF Financial Corporation (2019-2021)
■
Chemical Financial Corporation (2016-2019)
■
Talmer Bancorp, Inc. (2009-2016)

Qualifications

■
Leadership Experience

Chairman and executive experience in publicly held companies

■
Financial Planning and Analysis

Financial accounting for complex organizations and publicly held companies

■
Growth and Value Creation

Strong skill sets in corporate finance, community relations, strategic planning and corporate/business development

James H. Vandenberghe Retired Vice chairman and former Director, Lear Corporation (1998-2008) Age: 73 Director since: 2006 Independent DTE Committees: ■ Audit ■ Finance (Chair) ■ PPRC

Previous Experience

■
Lear Corporation—President and COO (1997–1998), CFO (1988–1997, 2006–2007)

Other Public Boards

■
Federal-Mogul Corporation (2008–2013)
■
Lear Corporation (1995–2008)

Qualifications

■
Growth and Value Creation

Extensive experience in strategic planning and managing capital-intensive industries

■
Financial Planning and Analysis

Broad experience with public and financial accounting for complex organizations

14	DTE ENERGY 2023 PROXY STATEMENT

Valerie M. Williams Retired Southwest Assurance Managing Partner, Ernst & Young LLP (2009-2016) Age: 66 Director since: 2018 Independent DTE Committees: ■Audit (Chair) ■Corp Gov

Previous Experience

■
Ernst & Young, LLP—Southwest AABS Managing Partner (2006–2009)
■
Ernst & Young, LLP—National Office Professional Practice Partner (2005)

Other Public Boards

■
Devon Energy Corporation (2021-present)
■
Omnicom Group Inc. (2016-present)
■
Franklin Templeton Funds

(2021-present)

■
WPX Energy, Inc. (2018-2021)

Qualifications

■
Financial Planning and Analysis

Significant financial reporting expertise for complex organizations

■
Corporate Governance

Leadership experience in audit practice and risk management

■
Growth and Value Creation

Experience in oversight of operations and strategy development

DTE ENERGY 2023 PROXY STATEMENT	15

Corporate Governance

Governance Guidelines

At DTE Energy, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our shareholders. The foundation of our governance practices begins at the top, with the DTE Energy Board of Directors Mission and Guidelines (“Governance Guidelines”). The Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, the performance evaluation and succession planning for DTE Energy’s Chief Executive Officer, Board committees, Board compensation and communicating with the Board, among other things. The Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The following is a summary of the Governance Guidelines, along with other governance practices at DTE Energy.

Election of Directors and Vacancies

The Company has a declassified board of directors. Directors are elected annually for terms which expire upon election of their successor at the next year’s annual shareholder meeting.

If a vacancy on the Board occurs between annual shareholder meetings, the vacancy may be filled by a majority vote of the directors then in office. The new director’s term will expire upon election of their successor at the next year’s annual shareholder meeting.

Under the Governance Guidelines, the Corporate Governance Committee periodically assesses the skills, characteristics and composition of the Board, along with the need for expertise and other relevant factors as it deems appropriate. In light of these assessments, and in light of the standards set forth in the Governance Guidelines, the Corporate Governance Committee may seek candidates with specific qualifications and candidates who satisfy other requirements set by the Board. We believe our Board should be comprised of directors who have had high-level executive experience, have been directors on other boards and have been tested through economic downturns and crises. Industry experience, regional relationships and broad diversity of experience and backgrounds are also factors in Board nominee selection. The Board’s Governance Guidelines confirm that we believe it is desirable for Board members to possess diverse characteristics of gender, race, ethnicity and age, and we consider these factors in Board evaluation and in the identification of candidates for Board membership. We believe this type of composition enables the Board to oversee the management of the business and affairs of the Company effectively. Information about the skills, experiences and qualifications of our directors is included in their biographies beginning on page 10.

Following the retirement of Ruth G. Shaw effective May 4, 2023, two of the ten members of the Board will be women, temporarily changing the gender diversity of the Board. The Corporate Governance Committee recognizes the need for strong diversity in Board candidates and members and is committed to enhancing the diversity of the Board as it seeks potential candidates for Board membership as further described below. As such, the gender diversity as of the date of the annual meeting will be a temporary condition and is a top priority of the Corporate Governance Committee.

The Corporate Governance Committee considers candidates who have been properly nominated by shareholders, as well as candidates who have been identified by Board members and Company personnel. In addition, the Corporate Governance Committee has engaged a search firm to assist in the search for candidates and nominees and to evaluate the nominees’ skills against the Board’s criteria. Based on its review of all candidates, the Corporate Governance Committee recommends a slate of director nominees for election at the annual meeting of shareholders. The slate of nominees may include both incumbent and new nominees.

Potential candidates are reviewed and evaluated by the Corporate Governance Committee, and selected candidates are then interviewed by one or more Corporate Governance Committee members. An invitation to join the Board is extended by the Board itself, through the Chairman and the Chair of the Corporate Governance Committee.

Under our Bylaws, a group of up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three (3) years may nominate and include in the Company’s proxy materials a candidate for the Board of Directors (a Shareholder Nominee), provided that the shareholder(s) and the nominee satisfy the requirements specified in the Bylaws. The total number of Shareholder Nominees that the Company must include in the Company’s proxy materials in a given year shall not exceed 20% of the number of directors in office at the time of the nomination.

16	DTE ENERGY 2023 PROXY STATEMENT

Composition of the Board

Our Governance Guidelines and our Bylaws state that the exact size of the Board will be determined by resolution of the Board from time to time. As of the date of the Annual Meeting, and as noted on page 8, Ruth G. Shaw’s retirement from the Board will temporarily reduce the size of the Board from eleven members to ten.

Director Independence and Categorical Standards

As a matter of policy and in accordance with New York Stock Exchange (“NYSE”) listing standards, we believe that the Board should consist of a majority of independent directors. The Board must affirmatively determine that a director has no material relationship with the Company, either directly or indirectly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has established the following categorical standards for director independence, which are more stringent than the NYSE independence standards for former Company executives:

A director for whom any of the following is true will not be considered independent:

■	A director who is currently, or has been at any time in the past, an employee of the Company or a subsidiary.
■	A director whose immediate family member is, or has been within the last three years, an executive officer of the Company.
■	A director who has received, or whose immediate family member has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
■	A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the immediate family member is a current employee of such a firm and personally works on the Company’s audit; or the director or immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time.
■	A director who is employed, or whose immediate family member is employed, or has been employed within the last three years, as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.
■	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after the company falls below such threshold.

Contributions by the Company to a tax-exempt organization will not be considered to be a material relationship that would impair a director’s independence if a director serves as an executive officer of a tax-exempt organization and, within the preceding three years, contributions in any single fiscal year were less than $1 million or 2% of such tax-exempt organization’s consolidated gross revenues (whichever is greater).

Applying these standards and considering all relevant facts and circumstances, the Board has affirmatively determined that all of our director nominees other than Gerardo Norcia qualify as independent and have no material relationship with the Company. The independent directors are David A. Brandon, Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, Robert C. Skaggs, Jr., David A. Thomas, Gary Torgow, James H. Vandenberghe, and Valerie M. Williams. Mr. Norcia is not an independent director and may be deemed to be an affiliate of the Company under the categorical standards. Mr. Norcia is not considered independent due to his current employment as Chairman, President and Chief Executive Officer. There were no material relationships that the Board considered when determining the independence of the directors other than Mr. Norcia.

Assessment of Board and Committee Performance

The Board evaluates its performance annually. In addition, each Board committee performs an annual self-assessment to determine its effectiveness. Each Board member also performs an intensive annual peer review of the other directors who have served one year or more. The results of the Board and committee self-assessments are discussed with the Board and each committee, respectively. The results of the individual peer review are reviewed by the Chair of the Corporate Governance Committee and discussed with the Corporate Governance Committee. The Chair of the Corporate Governance Committee discusses the results of the peer review with individual directors, as directed by the Corporate Governance Committee.

DTE ENERGY 2023 PROXY STATEMENT	17

Terms of Office and Service on Additional Boards

The Board has not established term limits for directors. We assure the independence and ongoing effectiveness of each independent director through the individualized peer assessment process described above, in which each Board member annually undergoes a rigorous evaluation by the other members. In addition, the Corporate Governance Committee of the Board has established policies that independent directors should not stand for election after attaining the age of 75, unless the Board waives this provision when circumstances exist which make it prudent to continue the service of the particular independent director. Directors who are retired CEOs of the Company or its subsidiaries shall not stand for election after attaining the age of 70. Except for the CEO, who may continue to serve as a director after retirement for so long as he is serving as Chairman, any other employees who are also directors will not stand for re-election after retiring from employment with the Company.

We limit our directors who are employed by public companies to a total of not more than two public company boards and all other directors to a total of not more than four public company boards. The Board has granted a temporary exception to this policy for David A. Brandon, who in 2022 resumed employment at Domino’s Pizza, Inc. as Executive Chairman. Mr. Brandon has submitted his resignation from the board of MillerKnoll, Inc. to be effective as of the date of MillerKnoll, Inc.’s 2023 annual meeting of shareholders, after which Mr. Brandon will serve on only two public company boards.

Election of the Chairman and CEO; Lead Independent Director

Our Bylaws provide that the Chairman may simultaneously serve as the CEO of the Company and shall preside at all meetings of the Board. Our Bylaws also provide that the independent members of the Board may elect an independent director as Lead Independent Director, which has been our practice since 2004.

The Board believes it is in the best interests of the Company and shareholders for the Board to have flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on the Company’s circumstances. The Board has strong governance structures and processes in place to ensure the independence of the Board, eliminate conflicts of interest and prevent dominance of the Board by senior management. The Governance Guidelines and various committee charters provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management.

The Board members have considerable experience and knowledge regarding the challenges and opportunities facing the Company and shareholders. The Board believes, therefore, that separating the roles of Chairman and Chief Executive Officer is unnecessary at this time. The Board believes that Mr. Norcia is well qualified through his experience and expertise to be the person who generally sets the agenda for, and leads Board discussions of strategic issues for the Company. Nevertheless, the Board will separate these functions when it considers the separation to be in the best interests of the Company and shareholders.

With the Chairman and CEO positions held by Mr. Norcia, the Board continues to believe a good governance practice is to elect a Lead Independent Director from the independent directors. On February 2, 2023, the Board unanimously elected Mark A. Murray to succeed Ruth G. Shaw as Lead Independent Director, effective May 4, 2023. The Lead Independent Director has such responsibilities as required under the NYSE listing standards, as well as such other responsibilities as determined by the Board. The Lead Independent Director serves in that capacity until replaced. There is no defined term of office, and the assignment does not rotate among the directors. The Lead Independent Director’s duties include:

■	Calling regularly scheduled executive sessions; presiding at Board executive sessions of non-management directors or independent directors; and providing feedback regarding such sessions, as appropriate, to the Chairman and CEO;
■	Serving as the liaison between the Chairman and CEO and the independent directors;
■	Approving the general scope and type of information to be presented at Board meetings;
■	Reviewing shareholder communications addressed to the Board or to the Lead Independent Director;
■	Making himself or herself available if requested by major shareholders, for direct consultation and communication with shareholders;
■	Organizing Board meetings in the absence of the Chairman and presiding at any session of the Board where the Chairman is not present;
■	Designating one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting, provided that, in the event an alternate member is designated for the Audit, Corporate Governance or Organization and Compensation Committee, the designate meets the Company’s categorical standards for director independence and SEC and NYSE requirements;

18	DTE ENERGY 2023 PROXY STATEMENT

■	Consulting with the Chairman and CEO in the selection of topics to be discussed when developing the annual Board calendar;
■	Retaining independent advisors in consultation with the Board, on behalf of the Board as the Board determines to be necessary or appropriate;
■	Participating in the Organization and Compensation Committee’s annual review and approval of the CEO’s corporate goals and objectives and evaluation of the CEO’s performance;
■	Approving Board meeting agendas after consulting with the Chairman and CEO and the Corporate Secretary; and
■	Collaborating with the Chairman and CEO and the Corporate Secretary on scheduling Board and committee meetings and approving the schedule of Board and Committee meetings.

Board Meetings and Attendance

The Board met eight times in 2022. All of the incumbent directors attended at least 95% of the Board meetings and the meetings of the committees on which they served, six of whom had a 100% attendance record. The Board does not have a policy with regard to directors’ attendance at the annual meeting of shareholders. At the 2022 annual meeting, all eleven directors standing for election were in attendance.

Executive Sessions

It is the Board’s practice that the independent directors meet in executive session at most regular Board meetings and meet in executive session at other times whenever they believe it appropriate. The independent directors met in executive sessions (sessions without the Chairman, President and CEO, or any representatives of management present) at six of the eight Board meetings in 2022. The independent directors meet in executive session on an annual basis to review the Organization and Compensation Committee’s performance review of the CEO. The Lead Independent Director chairs the executive sessions of the independent directors.

Codes of Business Conduct and Ethics

The DTE Energy Board of Directors Code of Business Conduct and Ethics, the Officer Code of Business Conduct and Ethics and the DTE Energy Way are the standards of behavior for Company directors, officers and employees. Any waiver of, or amendments to, the Board of Directors Code of Business Conduct and Ethics and the Officer Code of Business Conduct and Ethics as it pertains to the CEO, the Chief Financial Officer, senior financial officers and other Executive Officers, as defined in the “Security Ownership of Directors and Officers” section on page 27, will be disclosed promptly by posting such waivers or amendments on the Company website, dteenergy.com. There were no waivers or amendments during 2022.

Communications with the Board

The Company has established several methods for shareholders or other non-affiliated persons to communicate their concerns to the directors. Concerns regarding auditing, accounting practices, internal controls, or other business ethics issues may be submitted to the Audit Committee through its reporting channel:

By telephone:	By Internet:	By mail:
877-406-9448	ethicsinaction.dteenergy.com	For auditing, accounting, or internal control matters:	For business ethics issues:
		DTE Energy Company	DTE Energy Company
		Audit Committee	Ethics and Employee Issues
		One Energy Plaza	One Energy Plaza
		Room 2350 WCB	16th Floor WCB
		Detroit, Michigan 48226-1279	Detroit, Michigan 48226-1279

Any other concern may be submitted to the Corporate Secretary by mail for prompt delivery to the Lead Independent Director at:

Lead Independent Director, c/o Corporate Secretary
DTE Energy Company
One Energy Plaza
Room 2386 WCB
Detroit, Michigan 48226-1279

DTE ENERGY 2023 PROXY STATEMENT	19

Periodically, we revise our governance information in response to changing regulatory requirements and evolving corporate governance developments. Current copies of the Governance Guidelines, committee charters, categorical standards of director independence and the codes of ethics referred to above are available on our website at dteenergy.com/governance. A copy of any or all of these documents and a copy of the Company’s Annual Report on Form 10-K may be requested, free of charge, by mailing a request to the Corporate Secretary, DTE Energy Company, One Energy Plaza, Room 2386 WCB, Detroit, Michigan 48226-1279.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the SEC.

Committees of the Board of Directors

The Board has standing committees for Audit, Corporate Governance, Finance, Nuclear Review, Organization and Compensation, and Public Policy and Responsibility. The Board committees act in an advisory capacity to the full Board, except that the Organization and Compensation Committee has direct responsibility for the CEO’s goals, performance and compensation along with compensation of other executives, and the Audit Committee has direct responsibility for appointing, replacing, compensating and overseeing the independent registered public accounting firm. Each committee has adopted a charter that clearly establishes the committee’s respective roles and responsibilities. In addition, each committee has authority to retain independent outside professional advisors or experts as it deems advisable or necessary, including the sole authority to retain and terminate any such advisors, to carry out its duties.

The Board has determined that each member of the Audit, Corporate Governance, and Organization and Compensation Committees is independent under our categorical standards and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The Board has determined that each member of the Audit Committee meets the independence requirements under the SEC rules and NYSE listing standards applicable to audit committee members. The Board has also determined that each member of the Organization and Compensation Committee meets the independence requirements under the SEC rules and NYSE listing standards applicable to compensation committee members.

The full Board bears responsibility for oversight and risk management of plans to create long-term value for shareholders, while ensuring our company operates in an environmentally and socially responsible manner. The standing committees review and assess risks and opportunities associated with ESG issues under their purview, and report on these topics at every meeting of the full Board.

The following is a summary of the terms of each committee’s charter and the responsibilities of its members:

Audit Committee (Six meetings in 2022)

■	Assists the Board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence of the independent registered public accounting firm.
■	Reviews scope of the annual audit and the annual audit report of the independent registered public accounting firm.
■	Reviews financial reports, internal controls and financial and accounting risk exposures.
■	Discusses with management (a) earnings press releases and (b) material financial information and earnings guidance.
■	Reviews the policies, programs, performance and activities relating to the Company’s compliance and ethics programs.
■	Reviews accounting policies and system of internal controls.
■	Assumes responsibility for the appointment, replacement, compensation and oversight of the independent registered public accounting firm.
■	Reviews and pre-approves permitted non-audit functions performed by the independent registered public accounting firm.
■	Reviews the scope of work performed by the internal audit staff.
■	Reviews legal or regulatory requirements or proposals that may affect the committee’s duties or obligations.
■	Reviews the Company’s cybersecurity risks, including the results of any cybersecurity risk assessments and audits, and reports of investigations into significant events.
■	Retains independent outside professional advisors, as needed.

20	DTE ENERGY 2023 PROXY STATEMENT

The Board has determined that each member of the Audit Committee is financially literate and independent. The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that Ms. Williams and Mr. Vandenberghe qualify as “audit committee financial experts” as that term has been defined by the SEC.

Corporate Governance Committee (Six meetings in 2022)

■	Considers the organizational structure of the Board.
■	Identifies and reports to the Board risks associated with the Company’s governance practices and the interaction of the Company’s governance with enterprise risk management.
■	Recommends the nominees for directors to the Board.
■	Incorporates diversity as a factor when identifying potential candidates for Board membership.
■	Reviews recommended compensation arrangements for the Board, director and officer indemnification and insurance for the Board.
■	Reviews recommendations for director nominations received from shareholders.
■	Reviews shareholder proposals and makes recommendations to the Board regarding the Company’s response.
■	Reviews best practices in corporate governance and recommends corporate and Board policies/practices, as appropriate.
■	Retains independent outside professional advisors, as needed.

Finance Committee (Seven meetings in 2022)

■	Reviews matters related to capital structure.
■	Reviews major financing plans.
■	Recommends dividend policy to the Board.
■	Reviews financial planning policies and investment strategy.
■	Reviews certain capital expenditures.
■	Reviews insurance and business risk management.
■	Receives reports on the strategy, investment policies, adequacy of funding and performance of post-retirement obligations.
■	Reviews certain potential mergers, acquisitions and divestitures.
■	Reviews investor relations activities.
■	Retains independent outside professional advisors, as needed.

Nuclear Review Committee (Six meetings in 2022)

■	Provides non-management oversight and review of the Company’s nuclear power program.
■	Reviews the financial, operational, business and safety plans and performance at the Company’s nuclear facilities.
■	Reviews the policies, procedures and practices related to health and safety, potential risks, resources and compliance at the Company’s nuclear facilities.
■	Reviews the operating performance and key performance indicators and trends for the Company’s nuclear facilities.
■	Reviews non-financial audit findings related to the Company’s nuclear facilities or personnel.
■	Reviews the impact of changes in regulation on the Company’s nuclear facilities.
■	Retains independent outside professional advisors, as needed.

Organization and Compensation Committee (Four meetings in 2022)

■	Reviews the CEO’s performance and approves the CEO’s compensation.
■	Approves the compensation of certain other executives.
■	Administers the executive incentive plans and oversees the Company’s overall executive compensation and benefit plan philosophy, structure and practices, and the risks involved in executive compensation plans.
■	Reviews and approves executive employment agreements, severance agreements and change-in-control agreements, along with any amendments to those agreements.
■	Assesses and discusses with the Board the relationship between the inherent risk in executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to the Company’s business strategies.
■	Reviews the Compensation Discussion and Analysis disclosure and recommends inclusion in the Company’s annual report or proxy statement.

DTE ENERGY 2023 PROXY STATEMENT	21

■	Reviews the Company’s policies and programs promoting diversity, equity and inclusion among the Company’s employees and officers.
■	Recommends to the full Board the officers to be elected by the Board.
■	Reviews succession and talent planning.
■	Evaluates the independence of the independent compensation consultant at least annually.
■	Reviews and discusses with management any transactions with the independent compensation consultant or its affiliates.
■	Retains independent outside professional advisors, as needed.

Public Policy and Responsibility Committee (Five meetings in 2022)

■	Reviews and advises the Board on current and emerging social, economic, political and environmental issues.
■	Reviews management’s response to risk exposures related to regulatory, social, economic, political, reputational and environmental issues and advises the Board on management’s procedures for assessing, monitoring, controlling and reporting on such exposures.
■	Reviews the Company’s programs and strategies related to environmental sustainability.
■	Reviews the Company’s policies on social responsibilities.
■	Reviews the Company’s policies and programs promoting diversity, equity and inclusion, including policies and programs applicable to vendors, suppliers and customers.
■	Reviews the Company’s regulatory strategies and activities (including rate case strategies, rate competitiveness and environmental regulations) as well as its state and federal legislative and political activities and strategies.
■	Reviews reports from management regarding policies and safety issues related to customers and the general public.
■	Reviews the activities and reporting of the Company’s environmental, social and governance matters for completeness, transparency and alignment with the Company’s strategy.
■	Reviews annually the Company’s political giving.
■	Retains independent outside professional advisors, as needed.

Board of Directors Risk Oversight Functions

The Board receives, reviews and assesses reports from the Board committees and from management relating to enterprise-level risks. Each Board committee is responsible for overseeing and considering risk issues relating to their respective committee and reporting their assessments to the full Board at each regularly scheduled Board meeting. When granting authority to management, approving strategies and receiving management reports, the Board and committees consider, among other things, the risks we face.

Each Board committee reviews management’s assessment of risk for that committee’s respective area of responsibility. As part of its oversight function, the Board discusses any risk conflicts that may arise between the committees or assigns to a committee risk issues that may arise which do not fall within a specific committee’s responsibilities.

Board Committee	Areas of Risk Oversight
Audit Committee

Overall review of risk issues, policies and controls associated with our overall financial reporting and disclosure process and legal compliance, and review policies on risk control assessment and accounting risk exposure, as well as cybersecurity risk.

Finance Committee	Review of financial, capital, credit and insurance risk.
Organization and Compensation Committee

Assess and discuss with the Board the relationship between the inherent risks in diversity, equity and inclusion policies and programs, executive compensation plans, executive compensation arrangements and executive performance goals and payouts, and how the level of risk corresponds to the Company’s business strategies.

Corporate Governance Committee	Review risks associated with the Company’s governance practices and the interaction of the Company’s governance with enterprise risk-level management.
Nuclear Review Committee	Review risks relating to the operation of our nuclear power facilities.
Public Policy and Responsibility Committee	Review risks associated with regulatory, social responsibility, political activity, economic conditions, reputation, safety and environmental, social and governance matters.

22	DTE ENERGY 2023 PROXY STATEMENT

All Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company. In addition to its regularly scheduled Committee meetings, the Audit Committee meets with the Chief Financial Officer, the General Auditor and Chief Risk Officer, and the independent registered public accounting firm in executive sessions at least semi-annually and meets with the Chief Legal Officer, the Chief Compliance Officer and the Chief Information Officer at least annually in separate executive sessions. The Company’s General Auditor and Chief Risk Officer attends all Audit Committee meetings. The General Auditor and Chief Risk Officer meets annually with either the Audit Committee or the full Board to update the members on the Company’s enterprise-level risk management. The General Auditor and Chief Risk Officer also periodically meets with the other Board committees and the full Board as may be required.

The Company also utilizes an internal Risk Management Committee, chaired by the CEO and comprised of the Chief Financial Officer, Chief Legal Officer, General Auditor and Chief Risk Officer and other senior officers. Among other things, the internal Risk Management Committee directs the development and maintenance of comprehensive risk management policies and procedures, and sets, reviews and monitors risk limits on a regular basis for enterprise-level risks, counter-party credit and commodity-based exposures.

The Board believes that the committee structure of risk oversight is in the best interests of the Company and its shareholders. Each committee member has expertise on risks relative to the nature of the committee on which he or she sits. With each committee reporting on risk issues at full Board meetings, the entire Board is in a position to assess the overall risk implications, to evaluate how they may affect the Company and to provide oversight on appropriate actions for management to take.

With regard to risk and compensation programs and policies, the Company’s Energy Trading segment has compensation programs and policies that are structured differently from those in other units within the Company. These compensation programs and policies are designed to discourage excessive risk taking by the Energy Trading employees and are subject to specific written policies and procedures administered by members of the Company’s senior management. The Company has determined that the Energy Trading compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board of Directors Compensation

Elements of Director Compensation

Employee directors receive no payment for service as directors. The goal of our compensation policies for non-employee directors is to tie their compensation to your interests as shareholders. Accordingly, approximately 50% of a director’s annual compensation is in the form of equity-based compensation, including phantom shares of our common stock. Generally, the compensation program for non-employee directors is reviewed on an annual basis by the Corporate Governance Committee and the Board. This review includes a review of a comparative peer group of companies that is identical to the peer group used to

DTE ENERGY 2023 PROXY STATEMENT	23

review executive compensation (See “Executive Compensation—Compensation Discussion and Analysis” beginning on page 36). Based on its December 2022 review, the Board made no modifications to the existing levels of compensation.

Cash Compensation
Cash retainer	$120,000 annually
Lead Independent Director retainer	$30,000 annually
Committee chair retainer

$20,000 annually for Audit, Nuclear Review, and Organization and Compensation Committee Chairs; $15,000 annually for Corporate Governance, Finance, and Public Policy and Responsibility Committee Chairs

New Member Orientation/Mentor Program	$1,250 and $750 quarterly for the New Member and Mentor, respectively, for the duration of the orientation
Equity Compensation
Upon first election to the Board	1,000 shares of restricted DTE Energy common stock, subject to a 3-year vesting period
Annual equity compensation

A variable number of phantom shares of DTE Energy common stock valued at $145,000 annually, with the actual number of phantom shares to be granted each year determined based on the closing price of the Company’s common stock on the date of the annual meeting(1)

(1)	Phantom shares of DTE Energy common stock are credited to each non-employee director’s account the date of the annual meeting each year. Phantom share accounts are also credited with dividend equivalents which are reinvested into additional phantom shares.

Payment of Non-Employee Director Fees and Expenses

Retainers for non-employee directors are either (i) payable in cash or (ii) at the election of the director, deferred into an account pursuant to the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees. Non-employee directors may defer up to 100% of their annual retainer into an unfunded deferred compensation plan. Deferred fees may accrue for future payment, with interest accrued monthly at the 5-year U.S. Treasury Bond rate as of the last business day of each month or, at the election of the director, they may be invested in phantom shares of our common stock with all dividend equivalents reinvested.

In addition to the retainers, non-employee directors are reimbursed for their travel expenses incurred in attending Board and committee meetings, along with fees and expenses incurred when attending director education seminars or special meetings requested by management. Non-employee directors of the Company, along with full-time active employees and retirees, are also eligible to participate in the DTE Energy matching gift program, whereby the DTE Energy Foundation matches certain charitable contributions.

Director Life Insurance

The Company provides each non-employee director with group term life insurance in the amount of $20,000 and travel accident insurance in the amount of $100,000.

Director Stock Ownership

We have established stock ownership guidelines for non-employee directors to more closely tie their interests to those of shareholders. Under these guidelines, the Board requires that each director own shares of the Company’s common stock beginning no later than 30 days after election to the Board. In addition, directors are required to own, within five years after initial election to the Board, shares of Company stock having a value equal to two times the sum of a director’s annual cash retainer plus the value of a director’s annual phantom stock compensation. Based on the 2023 director compensation program, a director with five years of service will be required to hold a minimum of $530,000 in stock under these guidelines. This ownership requirement is greater than four times the amount of a director’s cash retainer under the 2023 compensation program. Common stock, time-based restricted stock and phantom shares held by a director are counted toward fulfillment of this ownership requirement. As of December 31, 2022, all directors met the initial common stock ownership requirement and all those directors who have served as a director for at least five years after their initial election fulfilled the five-year requirement.

24	DTE ENERGY 2023 PROXY STATEMENT

2022 Director Compensation Table

The following table details the compensation earned in 2022 by each of the non-employee directors:

	Fees Earned or		All Other
Name	Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Compensation ($)(4)	Total ($)
David A. Brandon	140,000	195,000	494	335,494
Charles G. McClure, Jr.	135,000	195,000	5,305	335,305
Gail J. McGovern	120,000	195,000	1,494	316,494
Mark A. Murray	140,000	195,000	6,305	341,305
Ruth G. Shaw	150,000	195,000	5,494	350,494
Robert C. Skaggs, Jr.	120,000	195,000	5,305	320,305
David A. Thomas	135,000	195,000	305	330,305
Gary Torgow	120,000	195,000	305	315,305
James H. Vandenberghe	135,000	195,000	5,494	335,494
Valerie M. Williams	140,000	195,000	305	335,305

(1)	The following table provides a detailed breakdown of the fees earned or paid in cash:

	Fees Earned or Paid in Cash
		Lead Independent	New Member
		Director/Committee	Orientation/Mentor
	Board	Chair Retainers	Program Fees
Name	Retainer ($)	($)	($)	Total ($)
David A. Brandon	120,000	20,000	—	140,000
Charles G. McClure, Jr.	120,000	15,000	—	135,000
Gail J. McGovern	120,000	—	—	120,000
Mark A. Murray	120,000	20,000	—	140,000
Ruth G. Shaw	120,000	30,000	—	150,000
Robert C. Skaggs, Jr.	120,000	—	—	120,000
David A. Thomas	120,000	15,000	—	135,000
Gary Torgow	120,000	—	—	120,000
James H. Vandenberghe	120,000	15,000	—	135,000
Valerie M. Williams	120,000	20,000	—	140,000

Messrs. Brandon and Torgow elected to defer 100% of the fees detailed above into the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees.

(2)	These amounts represent the dollar amounts of compensation cost for 2022 in accordance with ASC Topic 718 and, as such, include costs recognized in the financial statements with respect to phantom shares and shares of restricted stock granted. Because the phantom shares are 100% vested on the grant date, the ASC Topic 718 expense equals the grant date fair value as of May 5, 2022. The grant date fair value of $128.83 was the closing price of the Company stock on May 5, 2022. For all of the non-employee directors, this amount is $195,000 in phantom shares of DTE Energy stock granted on May 5, 2022, subject to a minimum one-year payment deferral. Based on the grant date fair value of $128.83, this equated to a grant of 1,515 phantom shares.
(3)	Effective 2022, annual non-employee director phantom shares of DTE stock will be granted on the annual meeting date. For 2022 only, the annual amount of $145,000 was increased to $195,000 to account for the grant timing change from January 3, 2022 to May 5, 2022.

DTE ENERGY 2023 PROXY STATEMENT	25

Outstanding equity awards as of December 31, 2022 are as follows:

	Phantom Shares in	Phantom Shares in
Name	Equity Plan	Deferred Fee Plan	Restricted Stock
David A. Brandon	4,489	11,954	—
Charles G. McClure, Jr.	4,489	813	—
Gail J. McGovern	47,624	—	—
Mark A. Murray	4,489	813	—
Ruth G. Shaw	4,489	—	—
Robert C. Skaggs, Jr.	7,725	—	—
David A. Thomas	4,489	—	—
Gary Torgow	4,489	3,160	—
James H. Vandenberghe	4,489	11,633	—
Valerie M. Williams	4,489	—	—

(4)	This amount is the total of the premiums paid for the group-term life insurance provided to the non-employee directors by the Company and all contributions made by the DTE Energy Foundation under the Company matching program.

Information on Company Executive Officers

Under our Bylaws, the officers of DTE Energy are elected annually by the Board of Directors, each to serve until his/her successor is elected and qualified, or until his/her resignation or removal. The current executive officers of the Company elected by the Board are as follows:

Name	Age(1)	Present Position	Present Position Held Since
JoAnn Chavez	58	Senior Vice President and Chief Legal Officer	10/28/2019	(2)
Joi M. Harris	53	President and Chief Operating Officer, DTE Gas Company	10/25/2021	(2)
Trevor F. Lauer	58	President and Chief Operating Officer, DTE Electric Company	4/4/2016
Lisa A. Muschong	53	Vice President, Corporate Secretary and Chief of Staff	11/2/2015
Tracy J. Myrick	47	Chief Accounting Officer	6/21/2021	(2)
Gerardo Norcia	60	Chairman, President and Chief Executive Officer	5/5/2022	(2)
Robert A. Richard	62	Executive Vice President—IT, Customer Service and Corporate Services	10/25/2021	(2)
David Ruud	56	Senior Vice President and Chief Financial Officer	5/4/2020	(2)
Mark W. Stiers	60	President and Chief Operating Officer, DTE Vantage and Energy Trading	4/1/2019	(2)

(1)	As of March 23, 2023.
(2)	These executive officers have held various other positions at DTE Energy for five or more years.

Compensation Committee Interlocks and Insider Participation

During 2022, the Organization and Compensation Committee consisted of Dr. Shaw, Mr. Murray (beginning May 2022), Messrs. Brandon and Skaggs, and Ms. McGovern. No member of the Organization and Compensation Committee serves as an officer or employee of the Company or any of its subsidiaries nor has any member of the Organization and Compensation Committee formerly served as an officer of the Company or any of its subsidiaries. During 2022, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on the Board or on the Organization and Compensation Committee of the Company.

26	DTE ENERGY 2023 PROXY STATEMENT

Indemnification and Liability

Pursuant to Article VI of our Articles of Incorporation, to the fullest extent permitted by law, no director of the Company shall be personally liable to the Company or its shareholders for any acts or omissions in the performance of his/her duties.

Article VII of our Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer, or each person who is or was serving or who had agreed to serve at the request of the Board as an employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify such individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company.

The Company, the directors and officers in their capacities as such are insured against liability for alleged wrongful acts (to the extent defined) under fifteen insurance policies providing aggregate coverage in the amount of $255 million.

Security Ownership of Directors and Officers

The following table sets forth information as of December 31, 2022, with respect to beneficial ownership of common stock, phantom stock, and performance shares for (i) each of our directors and nominees for director, (ii) our Chairman, President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and the three other highest paid executive officers (together, the “Named Executive Officers”), and (iii) all executive officers and directors as a group. Executive officers for this purpose are those individuals defined as executive officers under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, each of the named individuals has sole voting and/or investment power over the shares identified. To our knowledge, no member of our management team or director was a beneficial owner of one percent or more of the outstanding shares of common stock as of December 31, 2022.

Amount and Nature of Beneficial Ownership as of December 31, 2022

			Other Shares That May
Name of Beneficial Owners	Common Stock(1)	Phantom Stock(2)	Be Acquired(3)
David A. Brandon	2,560	16,443	—
Charles G. McClure, Jr.	1,000	5,302	—
Gail J. McGovern	—	47,624	—
Mark A. Murray	1,000	5,302	—
Gerardo Norcia	267,337	1,512	126,878
Ruth G. Shaw	5,500	4,489	—
Robert C. Skaggs, Jr.	1,050	7,725	—
David A. Thomas	2,068	4,489	—
Gary Torgow	2,713	7,649	—
James H. Vandenberghe	2,000	16,122	—
Valerie M. Williams	2,560	4,489	—
JoAnn Chavez	10,081	1,013	20,687
Trevor F. Lauer	40,496	1,478	31,561
David Ruud	55,618	163	22,761
Mark W. Stiers	38,494	353	19,826
Directors & Executive Officers as a group — 19 persons	468,998	126,006	250,131

(1)	Includes directly held common stock, restricted stock and shares held pursuant to the DTE Energy Company Savings and Stock Ownership Plan (tax-qualified 401(k) plan).

DTE ENERGY 2023 PROXY STATEMENT	27

(2)	Shares of phantom stock are acquired as follows: (a) by non-employee directors (i) as compensation under the DTE Energy Company Deferred Stock Compensation Plan for Non-Employee Directors and (ii) through participation in the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees and (b) by executive officers pursuant to the (i) DTE Energy Company Supplemental Savings Plan and (ii) DTE Energy Company Executive Supplemental Retirement Plan. Shares of phantom stock may be paid out in either cash or stock.
(3)	Represents performance shares under the Long-Term Incentive Plan (as described beginning on page 45) that entitle the executive officers to receive shares or cash equivalents (or a combination thereof) in the future if certain performance measures are met. The number of performance shares reflected in the table assumes that target levels of performance are achieved and includes an increase from the original grant amount, assuming full dividend reinvestment at the fair market value on each dividend payment date. Performance shares are not currently outstanding shares of our common stock and are subject to forfeiture if the performance measures are not achieved over a designated period of time. Executive officers do not have voting or investment power over the performance shares until performance measures are achieved. See the discussion in “Long-Term Incentives - Performance Shares Granted in 2022” beginning on page 46.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and certain 10% shareholders (if any) to file reports of ownership and changes in ownership with respect to our securities with the SEC and to furnish copies of these reports to us. We reviewed the filed reports and written representations from our directors and executive officers regarding the necessity of filing reports.

Based upon our review, all of our current executive officers’ and directors’ required Section 16 filings during 2022 were filed on a timely basis, except as follows: Robert A. Richard, Executive Vice President, failed to file on a timely basis one Form 4 reporting one transaction (an automatic rebalancing of a deferred compensation account).

Prohibition on Pledging and Hedging Company Securities

The Company maintains policies which expressly prohibit hedging Company securities by all employees, executive officers and directors of the Company and its subsidiaries. For purposes of these policies, hedging includes purchases and sales of derivatives or any monetization transaction involving DTE securities that has the effect of limiting or eliminating the full risks of ownership of DTE securities. Our directors and officers are also prohibited from pledging their shares of Company stock as collateral for any loan or indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account.

28	DTE ENERGY 2023 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the only persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.

	Name and Address of	Amount and Nature
Title of Class	Beneficial Owner	of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	23,020,513	(1)	11.9%

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	19,759,406	(2)	10.2%

Common Stock	Capital Research Global Investors 333 South Hope Street, 55th Fl Los Angeles, California 90071	15,926,381	(3)	8.2%

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	10,036,125	(4)	5.2%

(1)	Based on information contained in Schedule 13G/A filed on February 9, 2023. The Vanguard Group, Inc. has shared voting power with respect to 257,992 shares, sole dispositive power with respect to 22,235,226 shares, shared dispositive power with respect to 785,287 shares and is deemed to beneficially own 23,020,513 shares.
(2)	Based on information contained in Schedule 13G/A filed on January 6, 2023. BlackRock Inc. is deemed to beneficially own 19,759,406 shares.
(3)	Based on information contained in Schedule 13G filed on February 13, 2023. Capital Research Global Investors has sole dispositive power with respect to 15,926,381 shares, sole voting power with respect to 15,926,381 shares, and is deemed to beneficially own 15,926,381 shares.
(4)	Based on information contained in Schedule 13G/A filed on February 6, 2023. State Street Corporation has shared voting power with respect to 9,039,518 shares, shared dispositive power with respect to 10,024,369 shares, and is deemed to beneficially own 10,036,125 shares.

Certain Relationships and Related Transactions

Related-person transactions have the potential to create actual or perceived conflicts of interest. The Company has policies in place to address related-party transactions. In addition, our Corporate Governance Committee and Audit Committee review potential dealings or transactions with related parties. In conducting such reviews, the committees consider various factors they deem appropriate, which may include (i) the identity of the related party and his or her relationship to the Company, (ii) the nature and size of the transaction, including whether it involved the provision of goods or services to the Company that are unavailable from unrelated third parties and whether the transaction is on terms that are comparable to the terms available from unrelated third parties, (iii) the nature and size of the related party’s interest in the transaction, (iv) the benefits to the Company of the transaction and (v) whether the transaction could involve an apparent or actual conflict of interest with the Company.

In general, employees and directors may not be involved in a business transaction where there is a conflict of interest with the Company. The DTE Energy Way requires non-officer employees to report conflicts of interest or potential conflicts of interest to their respective superiors; the Officer Code of Conduct and Ethics requires officers to report conflicts of interest or potential conflicts of interest to the Company’s General Counsel or to the Company’s Board of Directors; and the Board of Directors Code of Business Conduct and Ethics requires directors to disclose conflicts of interest or potential conflicts of interest to the

DTE ENERGY 2023 PROXY STATEMENT	29

Company’s Corporate Governance Committee or the Chairman of the Board. For directors and officers, any waivers of the Company’s conflict of interest policy must be approved by the Board or a Board committee, as required under the Officer Code of Conduct and Ethics or Board of Directors Code of Business Conduct and Ethics, disclosed to shareholders and posted to our website at dteenergy.com/ethics.

30	DTE ENERGY 2023 PROXY STATEMENT

Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Subject to ratification by the shareholders, the Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023 and to perform other audit-related services. Following the Audit Committee’s appointment, the Board voted unanimously to recommend that our shareholders vote to ratify the Audit Committee’s selection of PwC as our independent auditors for 2023.

The reports of PwC on the consolidated financial statements of DTE Energy for the year ended December 31, 2022 and for the year ended December 31, 2021 did not contain adverse opinions or a disclaimer of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and from January 1, 2023 through February 10, 2023, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years.

During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and from January 1, 2023 through February 10, 2023, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

Representatives of PwC will be present at the annual meeting and will be afforded an opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.

Fees to the Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by PwC for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2021 and December 31, 2020, and fees billed for other services rendered by PwC during those periods.

	2022	2021
Audit fees(1)	$6,817,464	$6,847,132
Audit-related fees(2)	520,000	2,112,000
Tax fees(3)	183,865	179,755
All other fees(4)	123,358	265,919
Total	$7,644,687	$9,404,806

(1)	Represents the aggregate fees for audits of the Company’s consolidated annual financial statements included in the Company’s Form 10-K, review and audit of the Company’s internal control over financial reporting, the review of consolidated financial statements included in the Company’s Form 10-Q filings, and audit services provided in connection with certain regulatory filings, debt issuances, and other engagements. Audit fees are presented on an Audit Year basis in accordance with SEC guidelines and include an estimate of fees incurred for the most recent Audit Year.
(2)	Represents the aggregate fees billed for audit-related services and various attest services.
(3)	Represents fees billed for tax services, including tax reviews and planning.
(4)	Represents consulting services for the purpose of providing advice and recommendations.

DTE ENERGY 2023 PROXY STATEMENT	31

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding the independence of the registered public accounting firm, the Audit Committee is responsible for appointing, approving professional service fees of, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engaging the independent registered public accounting firm to perform specific services, the Audit Committee pre-approves these services by category of service. The Audit Committee may delegate to the Chair of the Audit Committee, or to one or more other designated members of the Audit Committee, the authority to grant pre-approvals of all permitted services or classes of these permitted services to be provided by the independent registered public accounting firm. The decisions of the designated member to pre-approve a permitted service are reported to the Audit Committee at each scheduled meeting. At least quarterly, the Audit Committee reviews:

■	A report summarizing the services, or groupings of related services, including fees, provided by the independent registered public accounting firm.
■	A listing of new services requiring pre-approval, if any.
■	As appropriate, an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent registered public accounting firm.

All audit, audit-related, tax and other services performed by PwC were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that the provision of the non-audit services by PwC during 2022 was compatible with maintaining independence of the registered public accounting firm.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function. All members of the Audit Committee meet the criteria for independence as defined in our categorical standards and the audit committee independence requirements under the SEC rules. The Audit Committee Charter also complies with requirements of the NYSE.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing these consolidated financial statements and expressing an opinion as to their conformity with GAAP. The independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the consolidated financial statements or internal control over financial reporting or guarantee the independent registered public accounting firm’s reports. The Audit Committee relies, without independent verification, on the information provided to it including representations made by management and the reports of the independent registered public accounting firm.

The Audit Committee discussed with PwC the matters required to be discussed by audit standards, SEC regulations and NYSE requirements. Disclosures were received from PwC regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with them. The Audit Committee has considered whether the services provided by PwC other than those services relating to audit services are compatible with maintaining PwC’s independence. The Audit Committee has concluded that such services have not impaired PwC’s independence. The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022. The Audit Committee reviewed and discussed Management’s Report on Internal Control over Financial Reporting as of December 31, 2022 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that Management’s Report on Internal Control over

32	DTE ENERGY 2023 PROXY STATEMENT

Financial Reporting as of December 31, 2022 be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022.

Audit Committee

Valerie M. Williams, Chair

Charles G. McClure, Jr.

David A. Thomas

James H. Vandenberghe

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DTE ENERGY 2023 PROXY STATEMENT	33

Proposal No. 3 — Advisory Proposal — Nonbinding Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires the Company to provide shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement and in the tabular and narrative disclosure regarding Named Executive Officer compensation, all contained under the heading “Executive Compensation” in this proxy statement.

The Company’s executive compensation program is designed to include elements of cash and equity-based compensation to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We emphasize competitive, performance-based compensation to attract and retain talented executives and align the interests of our executives with those of our shareholders. At each of the 2022 and 2021 annual meetings, 96.3% and 96.7%, respectively, of voting shareholders approved the compensation of the Named Executive Officers.

Shareholders have in the past approved the incentive plans that we use to motivate and reward our executives, including the Annual Incentive Plan and the Long-Term Incentive Plan. In addition, the Company has enhanced our disclosures related to executive compensation to provide more detail to our shareholders about our compensation programs, including expanded disclosures relating to the plans in this proxy statement.

Our executive compensation programs have been important in driving the Company’s success in achieving its corporate and financial objectives by tying executive compensation to achieving very specific goals in each of our key priority areas. Progress against these objectives is necessary for the Company to achieve its ultimate goal of becoming best in the world and best for the world. We explain each of our performance targets and measures in detail in our CD&A, but a few examples of Company success in areas related to our targets and measures include the following:

■	Declared a 7.6% increase in our dividend payment.
■	Provided our shareholders with a five-year total shareholder return of 148% (with 2017 as the base year = 100%).
■	Delivered cash from operations of $1.98 billion in 2022.
■	Delivered 2022 operating earnings per share of $6.10 (see discussion on page 7).

The Organization and Compensation Committee (“O&C Committee”) employs the highest standards of corporate governance when implementing and reviewing our executive compensation programs. The O&C Committee ensures independence of committee members and compensation consultants, avoids conflicts of interest and has enhanced shareholder disclosure in accordance with SEC and NYSE requirements.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the overall executive compensation paid to the Named Executive Officers of the Company, as described in the Compensation Discussion and Analysis and the tabular and narrative disclosure regarding Named Executive Officer compensation contained in this proxy statement.”

Because this vote is advisory, it will not be binding upon the Company or the Board. The O&C Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

34	DTE ENERGY 2023 PROXY STATEMENT

Proposal No. 4 — Advisory Proposal — Frequency of Advisory Votes to Approve Executive Compensation

The Dodd-Frank Act requires the Company, at least once every six years, to provide shareholders with an opportunity to vote to advise the Board of Directors as to how often you wish the Company to include an advisory vote on executive compensation, similar to Proposal No. 3, in our proxy statement.

The Board of Directors recommends that you vote to hold an advisory vote on executive compensation every year. We disclose our executive compensation to shareholders every year in our proxy statement—therefore an annual advisory vote can provide timely feedback to our Organization and Compensation Committee, which is responsible for designing our compensation structures.

For these reasons, the Board of Directors recommends that you vote for the “every year” option on the following proposal:

“RESOLVED, that the shareholders advise the Company to include an advisory vote on the compensation of the Company’s Named Executive Officers:

■	every year;
■	every two years; or
■	every three years."

This vote is advisory, and will not be binding upon the Company or the Board. Notwithstanding the advisory nature of the vote, the Board of Directors intends to adopt the shareholder-advised frequency for future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY YEAR” ON THIS PROPOSAL.

DTE ENERGY 2023 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Company believes in executive compensation that is competitive with our peers, has a meaningful performance component and has equity-based elements to encourage executives to maintain an appropriate ownership interest in the Company. Our performance-based compensation programs result in a majority of the compensation of our Chief Executive Officer being linked to the achievement of a combination of short-term and long-term Company and personal goals and shareholder value creation.

The following elements comprise the total compensation awarded to our Named Executive Officers (“NEOs”):

Elements of Compensation	How this Element Serves the Company’s Objectives

Base Salary

Provides a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company and demonstrated performance.

We target median base salaries for our peer group, taking into account differences in company size within the peer group.

Annual Incentive Awards

Intended to compensate individuals yearly based on the achievement of specific near-term, annual goals, which are established at the beginning of each year and approved by the O&C Committee.

The Board and management have identified several priority areas that management and the Board discuss regularly when reviewing Company performance. Our performance measures for annual incentive awards are the measurements that the Board uses to track progress in these key priority areas. Achievement of these performance objectives is a critical measure of the Company’s progress towards its goal of becoming best in the world and best for the world. This compensation is not reflected in customer rates.

Long-term Incentive Awards

Used to align executive actions with long-term management and shareholder objectives, providing rewards consistent with the creation of shareholder value.

Our plan is designed to help retain executives over time and ensure they have a strong sense of ownership in the Company. This compensation is not reflected in customer rates.

What We Do and What We Don’t Do

Our compensation programs are competitive and well-governed. We adopt best practices that make sense for our company and industry and avoid pay practices that are inconsistent with our pay-for-performance structure.

What we do:

■	We use multiple performance measures in our short-term and long-term plans that link compensation to our corporate objectives to be best in the world and best for the world
■	We make the majority of compensation for our Chief Executive Officer “at risk” to further tie compensation to performance and shareholder interests
■	Our O&C Committee is comprised of all independent directors and our compensation consultant is independent

36	DTE ENERGY 2023 PROXY STATEMENT

■	We adopted a clawback mechanism to allow the Company to recover incentive compensation in the event of a material financial restatement
■	We require executives and directors to meet robust stock ownership requirements
■	We review and update our peer groups and benchmarking on a regular basis to make sure our compensation remains competitive and near the median of the peer group
■	We engage with shareholders to seek input about our compensation practices and policies

What we don’t do:

■
No single-trigger change-in-control payments
■
No excessive perquisites
■
No tax gross-ups on change-in-control agreements
■
No guaranteed bonuses
■
No pledging, hedging or short sales of Company securities for officers or directors
■
No stock option grants since 2010
■
No repricing of existing stock options
■
No “excessive” golden parachute payments in any of our change-in-control arrangements

Priorities Alignment

The Company’s compensation programs are designed to clearly align performance objectives for our NEOs with the interests of shareholders and with our operating model. (See image of operating model on page 1.) Our Company’s aspiration is to be best in the world and best for the world. We follow an operating model to achieve this objective, and our performance measures are

DTE ENERGY 2023 PROXY STATEMENT	37

designed to help move our Company towards achieving our priorities. The following table demonstrates how our annual and long-term performance measures map to our stakeholder aspirations.

Our Stakeholders	Related Annual or Long-Term Performance Metrics

Our Team	OSHA Recordable Incident Rate High Energy Serious Injury or Fatality Employee Engagement – Gallup

Our Customers

Net Promoter Score

MPSC Customer Complaints

Customers Experiencing Multiple Interruptions

System Average Interruption Duration Index excluding Major Event Days

Nuclear On-Line Reliability Loss Factor

Generation Availability

Percentage of High Consequence Area Miles Assessable by In Line Inspection

Our Communities

Net Promoter Score

MPSC Customer Complaints

Customers Experiencing Multiple Interruptions

System Average Interruption Duration Index excluding Major Event Days

Generation Availability

Nuclear On-Line Reliability Loss Factor

Percentage of High Consequence Area Miles Assessable by In Line Inspection

Our Investors	DTE Energy Earnings Per Share Cash from Operations DTE Energy Total Shareholder Return v. Peer Group DTE Energy Ratio of Funds from Operations to Debt

CEO Total Actual Compensation for 2022: Fixed vs. Variable, At-Risk

Our pay mix puts a high weight on performance-based compensation. This means that the majority of compensation is variable and will go up or down based on company performance. For 2022, 86% of our Chairman, President and Chief Executive Officer’s compensation was performance-based or “variable, at-risk”—none of which is reflected in the rates of our customers.

38	DTE ENERGY 2023 PROXY STATEMENT

Overview

Your understanding of our executive compensation program is important to us. The goal of this Compensation Discussion and Analysis is to explain:

■	Our compensation philosophy and objectives for executives of the Company, including our Named Executive Officers;
■	The roles of our O&C Committee and management in the executive compensation process;
■	The key components of the executive compensation program; and
■	The decisions we make in the compensation process that align with our philosophy and objectives.

Throughout this proxy statement, the term “Named Executive Officers” means: (1) the Chairman, President and Chief Executive Officer, Gerardo Norcia; (2) the Senior Vice President and Chief Financial Officer, David Ruud; (3) the Senior Vice President and Chief Legal Officer, JoAnn Chavez; (4) the President and Chief Operating Officer—DTE Electric, Trevor F. Lauer; and (5) the President and Chief Operating Officer—DTE Vantage and Energy Trading, Mark W. Stiers. In addition, the term “executive” includes the Named Executive Officers, other key employees of the Company as designated by management from time to time and Executive Officers as defined by the Exchange Act.

Philosophy and Objectives

Our executive compensation philosophy is to motivate and reward executives who achieve short-term and long-term corporate and financial objectives leading to the success of the Company. We will continue to emphasize performance-based compensation for results that are consistent with shareholder and customer interests. The main objectives underlying this philosophy are:

■	Compensation must be competitive in order to attract and retain talented executives — data from peer group companies are taken into consideration when analyzing our compensation practices and levels;
■	Compensation should have a meaningful performance component — a portion of an executive’s total compensation opportunity is linked to predefined short-term and long-term corporate and financial objectives along with an executive’s individual performance; and
■	Compensation must include equity-based elements to encourage executives to have an ownership interest in the Company.

Role of the Organization and Compensation Committee

The Board has a long-standing process for determining executive compensation that is performance-based, objective and transparent. The process is designed to serve the purpose of recruiting, retaining and motivating executives for the benefit of shareholders and customers. The Board delegates to the O&C Committee the responsibility to determine and approve the CEO’s compensation, and to approve the compensation of certain other executives. The O&C Committee makes all decisions regarding compensation for the Named Executive Officers. Although the responsibilities have been delegated, the entire Board maintains oversight and receives direct reports after each O&C Committee meeting.

The O&C Committee is composed entirely of independent directors, none of whom derives a personal benefit from the compensation decisions the O&C Committee makes. Generally, the O&C Committee is responsible for our executive compensation programs throughout the enterprise (including subsidiaries). The O&C Committee responsibilities are more fully detailed in its charter, which is available at dteenergy.com/governance. The O&C Committee continually monitors the executive compensation program and adopts changes to reflect the dynamic marketplace in which we compete for talent. To the extent necessary, the O&C Committee also works with other Board committees to review or approve reports, awards and other matters relating to compensation. For example, the Finance Committee reviews the financial components of performance measures and metrics, the Corporate Governance Committee assists in the review of this Compensation Discussion and Analysis and the Audit Committee reviews the internal controls over the data reported herein.

The O&C Committee uses information from several external sources to monitor and achieve an executive compensation program that supports our business goals and attracts executives whose performance will be measured against those goals. Independent outside consultants and external information enable the O&C Committee to maintain impartial decision-making regarding performance and pay. The O&C Committee annually reviews each component of the Named Executive Officers’ compensation and is advised directly by the outside compensation consulting firm, discussed in further detail below, in connection with such review. Based on input from its consultant and from management and based on a review of competitive data from peer group companies (as discussed below), the O&C Committee believes that the current structure is appropriately

DTE ENERGY 2023 PROXY STATEMENT	39

balanced and competitive to accomplish the important tasks of recruiting, retaining and motivating talented executives in the energy industry in which we compete.

The O&C Committee also reviews and considers the results from the most recent shareholder advisory vote on executive compensation. At the 2022 and 2021 annual meetings, 96.3% and 96.7%, respectively, of voting shareholders approved the compensation of the Named Executive Officers. As part of our shareholder engagement program, we seek feedback from shareholders about our compensation practices.

Independent Review of Compensation Program

The O&C Committee directly employs an outside consulting firm, Meridian Compensation Partners LLC ("Meridian"), to advise the O&C Committee on various executive compensation matters, including current compensation trends, and provide objective recommendations as to the design of our executive compensation program. Meridian reports directly to the O&C Committee. Use of an outside consultant is an important component of the compensation setting process, as it enables the O&C Committee to make informed decisions based on market data and practices.

The representative from Meridian, who is considered a leading professional in the compensation field, attends O&C Committee meetings, meets with Committee members in executive session, consults with the members as required and provides input with regard to the CEO’s compensation and performance.

Meridian has served as the O&C Committee’s outside consultant since June 2018. The O&C Committee has determined Meridian to be an independent consultant. Meridian has no affiliations with any of the Named Executive Officers or members of the Board other than in its role as an outside consultant. Neither Meridian nor the lead consultant and partner in charge for Meridian, who provided executive compensation consulting services to the O&C Committee, provided any other services to the Company.

Management’s Role

Our management works closely with the O&C Committee in the executive compensation process. Excluding the Chairman, President & CEO’s compensation, management’s responsibilities include:

■	Recommending performance measures and metrics that are formulated based on our corporate strategy and priorities;
■	Reporting executive performance evaluations;
■	Recommending base salary levels and other compensation, including equity awards; and
■	Recommending appointment of executives.

The Chairman, President & CEO’s compensation is determined solely by the O&C Committee, which bases its decisions on performance and market studies along with participation and recommendations from its independent outside consultant.

Compensation and Peer Group Assessment

Each component of executive compensation (see “Key Components of Executive Compensation” below) is compared, measured and evaluated against a peer group of companies. The O&C Committee approves the peer group and periodically reviews and updates the companies included in that group.

The most recent peer group was approved by the O&C Committee in June 2021. That peer group, which is still applicable for 2022, consists of the companies listed below. Most of these companies, along with DTE Energy, participate in the same independent compensation surveys. The surveys provide data needed for accurate compensation comparisons. The peer group consists of utilities (including utility holding companies) and broad-based energy companies selected on the basis of revenues, financial strength, geographic location and availability of compensation information. The O&C Committee reviews the peer group data when making compensation decisions relating to the Named Executive Officers and the Company’s mix of compensation components.

Management also retains an external consulting firm to conduct a market study covering compensation practices for similar positions in the peer group. The most recent market study was completed in October 2022 by Aon, whose comprehensive

40	DTE ENERGY 2023 PROXY STATEMENT

database included all of our desired utility/energy peer companies and also included data for most of our utility/energy-related executive positions.

Alliant Energy Company	Eversource Energy
Ameren Corporation	FirstEnergy Corporation
American Electric Power Company, Inc.	NiSource, Inc.
CenterPoint Energy	PG&E Corporation
CMS Energy Corporation	Pinnacle West Capital Corporation
Consolidated Edison	Public Service Enterprise Group
Dominion Energy	Sempra Energy
Duke Energy Corporation	Southern Company
Edison International	WEC Energy Group, Inc.
Entergy Corporation	Xcel Energy, Inc.
Evergy, Inc.

Key Components of Executive Compensation

The key components of the compensation program include the following:

■	Base Salary
■	Annual and Long-Term Incentives
■	Retirement and Other Benefits
■	Post-Termination Agreements (Severance and Change-In-Control)

While the programs and pay levels reflect differences in job responsibilities, the structure of the compensation and benefits program is applied consistently to our Named Executive Officers, including the CEO. Differences in compensation between the CEO and the other Named Executive Officers are due, in part, to an analysis of peer group benchmark data, as well as differences in the responsibilities of each Named Executive Officer. We review each element of total compensation, both individually and on a combined basis, for each Named Executive Officer and make adjustments as appropriate based on these comparisons. The following is a more detailed discussion of the components of the Company’s executive compensation program:

Base Salary

The objective of base salary is to provide a stable, fixed source of income that reflects an executive’s job responsibilities, experience, value to the Company, and demonstrated performance. When setting individual base salary levels, we consider several factors, including (i) the market reference point for the executive’s position, (ii) the responsibilities of the executive’s position, (iii) the experience and performance of the executive, and (iv) retention considerations. Market reference points target the median for most positions, adjusted to take into account differences in company size within the peer group. In addition, we establish midpoints for each executive group level for determining base salary for those executives whose jobs cannot be easily matched in the marketplace. These midpoints are consistent with the market reference points for other executives in the same executive group. We review these midpoints annually to ensure they are consistent with the market and make salary adjustments, when appropriate.

Annual and Long-Term Incentives

We have two primary types of incentives that reward executives for performance. The incentives are designed to tie compensation to performance and encourage executives to align their interests with those of the shareholders and customers of the Company. Our annual incentives allow us to reward executives with annual cash bonuses for performance against pre-established objectives based on work performed in the prior year. Our long-term incentives allow us to grant executives long-term equity incentives to encourage continued employment with DTE Energy, to accomplish pre-defined long-term performance objectives and to create shareholder alignment.

DTE ENERGY 2023 PROXY STATEMENT	41

We believe the current mix among base salary, annual incentives, and long-term incentives is appropriately set to provide market-competitive compensation when Company performance warrants. The mix is more heavily weighted toward incentive compensation at higher executive levels within DTE Energy. The interplay between the annual incentives and the long-term incentives provides a balance to motivate executives to achieve our business goals and objectives and to properly reward executives for the achievement of such goals and objectives.

The Board has implemented a “clawback” policy enabling the Company to recover some or all of the performance-based compensation awarded to current or former executives. Under the policy, if the Company is required to prepare an accounting restatement due to material noncompliance with federal securities laws, and the O&C Committee determines it appropriate, the Company may recover from any current or former executive any previously awarded performance-based compensation the executive received (including awards under the Annual Incentive Plan and the Long-Term Incentive Plan) in excess of performance-based compensation that would have been awarded under the restatement. This "clawback" would apply to performance-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, in accordance with applicable law and regulations.

Annual Incentives

The objective of the annual incentives is to compensate individuals yearly based on the achievement of specific annual goals and tie compensation to near-term performance. Annual incentive awards are paid to our executives under the DTE Energy Annual Incentive Plan (“Annual Incentive Plan”). The O&C Committee sets individual performance measures, metrics and targets for the Named Executive Officers for each year using the measure, metrics, targets and procedures described below, and the Named Executive Officer’s performance against those measures, metrics and targets is considered when the O&C Committee determines the officer’s annual incentive award under the Annual Incentive Plan for that year.

Under the terms of the Annual Incentive Plan, participating executives and other select employees may receive annual cash awards based on performance compared against pre-established Company and business unit objectives. Objectives that management proposes are reviewed and approved or revised by the O&C Committee, with financial goal recommendations reviewed by the Board’s Finance Committee, usually within the first 90 days of the performance period. The objectives include performance measures in several categories that are critical to our success. When setting these objectives, management and the O&C Committee determine the elements of our business that require the focused attention of the executives. The weights, which can change from year to year, are determined based on the Company’s key priorities and areas of focus for the upcoming year. The final awards, if any, are paid after the O&C Committee approves the final results of each objective.

The amount of an executive’s Annual Incentive Plan award is determined as follows:

■	The executive’s most recent year-end base salary is multiplied by an Annual Incentive Plan target percentage to arrive at the target award.
■	The overall performance payout percentage, which can range from 0% to 200%, is determined based on final results compared to threshold, target and maximum levels for each objective.
■	The target award is then multiplied by the performance payout percentage to arrive at the calculated award.

Each objective has a threshold, target and maximum level. The Company or relevant business unit must attain a minimum level of achievement for an objective before any compensation is payable with respect to that objective. The minimum established level of each objective will result in a payout of 25% of target and the maximum established for each level (or better) will result in a payment of 200% of target.

The operating earnings per share and cash from operations measures were chosen as indicators of the Company’s financial strength. The customer satisfaction, employee engagement and safety performance and effectiveness measures were selected to make the Company more responsive to our customers’ needs and to make the Company a safer and better place to work. For Messrs. Norcia and Ruud, and Ms. Chavez, the Utility Operating Excellence measures were chosen as representative of electric generation, electric distribution, and gas system reliability. For Mr. Lauer, the DTE Electric Operating Excellence measures were chosen as representative of electric generation and distribution reliability. For Mr. Stiers, the DTE Vantage Business Development measures were chosen as representative of creating value while growing the business through new project development.

42	DTE ENERGY 2023 PROXY STATEMENT

For 2022, the performance objectives and the related weightings, thresholds, targets, maximums and results for calculating the Named Executive Officers’ annual incentive award amounts were as follows.

For Messrs. Norcia and Ruud and Ms. Chavez:							Weighted
							Average
Measures	Weight	Threshold	Target	Maximum	Result	Payout	Payout
Financial Performance:
DTE Energy Adjusted Operating Earnings Per Share	20%	$5.80	$5.90	$6.00	$6.10	200.0%	40.00%
DTE Energy Cash from Operations ($millions)	20%	$2,336	$2,595	$2,855	$1,983	0.0%	0.00%
Customer Satisfaction:
Net Promoter Score (NPS)	12%	37	39	42	39	100.0%	12.00%
MPSC Customer Complaints	8%	2,451	1,873	1,567	2,013	81.8%	6.54%
Safety & Engagement:
DTE Energy OSHA Recordable Incident Rate	5%	0.68	0.55	0.42	0.55	100.0%	5.00%
DTE Energy High Energy Serious Injury or Fatality	5%	5	3	0	2	133.3%	6.67%
DTE Energy Employee Engagement– Gallup	5%	4.18	4.32	4.45	4.40	161.5%	8.08%
Utility Operating Excellence Index:
SAIDI excluding MEDs (minutes)	5%	137	129	124	146	0.0%	0.00%
CEMI4 % of Customers	5%	8.10%	7.55%	7.00%	7.29%	147.3%	7.37%
Nuclear On-Line Reliability Loss Factor (ORLF)	10%	3.45%	1.12%	0.69%	0.10%	200.0%	20.00%
% of HCA Miles Assessable by ILI	5%	93.9%	94.1%	94.5%	94.5%	200.0%	10.00%
Total	100%						115.66%

The measures in the above table are defined below:

DTE Energy Adjusted Operating Earnings Per Share: DTE Energy reported earnings after operating adjustments divided by average shares outstanding. See page 7 for a discussion of operating earnings.

DTE Energy Cash from Operations: DTE Energy cash from operations.

Net Promoter Score ("NPS"): Measurement of how likely a customer is to recommend DTE to friends and colleagues.

MPSC Customer Complaints: Number of complaints received by Michigan Public Service Commission (“MPSC”) in the calendar year for all business units across DTE Energy.

DTE Energy OSHA Recordable Incident Rate: Number of Occupational Safety and Health Administration (“OSHA”) defined recordable injuries in the calendar year per 100 employees divided by the actual number of hours worked.

DTE Energy High Energy Serious Injury or Fatality (HSIF): Number of incidents that occur as a result of a release of high energy where a serious injury or fatality (SIF) is sustained.

DTE Energy Employee Engagement–Gallup: The DTE Energy Company Gallup Grand Mean score from the annual survey.

SAIDI (System Average Interruption Duration Index), excluding Major Event Days ("MED"): The average minutes of interruption for all customers, excluding days exceeding the MED threshold.

CEMI4 % of Customers: The percentage of customers that experience four interruptions or more in a calendar year.

Nuclear On-Line Reliability Loss Factor (ORLF): The percentage of energy generation losses corrected for refueling outage losses and exempt activities. Exempt activities include reactor core manipulations, plant equipment testing, and expected thermal losses.

% of HCA miles accessible by ILI: The percent of our transmission high consequence area ("HCA") miles that are assessable by In Line Inspection ("ILI").

DTE ENERGY 2023 PROXY STATEMENT	43

The aggregate weighted payment percentage for the calculated award was 115.66% for Messrs. Norcia and Ruud, and Ms. Chavez.

For Mr. Lauer:							Weighted
							Average
Measures	Weight	Threshold	Target	Maximum	Result	Payout	Payout
Financial Performance:
DTE Electric Operating Earnings ($millions)	15%	$897	$925	$953	$961	200.0%	30.00%
DTE Electric Cash from Operations ($millions)	15%	$1,876	$2,084	$2,292	$1,700	0.0%	0.00%
DTE Energy Adjusted Operating Earnings Per Share	10%	$5.80	$5.90	$6.00	$6.10	200.0%	20.00%
Customer Satisfaction:
Net Promoter Score ("NPS")	12%	37	39	42	39	100.0%	12.00%
MPSC Customer Complaints	8%	2,451	1,873	1,567	2,013	81.8%	6.54%
Safety & Engagement:
DTE Electric OSHA Recordable Incident Rate	5%	0.66	0.53	0.45	0.69	0.0%	0.00%
DTE Energy High Energy Serious Injury or Fatality	5%	5	3	0	2	133.3%	6.67%
DTE Electric Employee Engagement– Gallup	5%	4.18	4.32	4.45	4.38	146.2%	7.31%
DTE Electric Operating Excellence Index:
SAIDI excluding MEDs (minutes)	7.5%	137	129	124	146	0.0%	0.00%
CEMI4 % of Customers	7.5%	8.10%	7.55%	7.00%	7.29%	147.3%	11.05%
Generation Availability	5%	81.5%	83.2%	85.0%	81.8%	38.2%	1.91%
Nuclear On-Line Reliability Loss Factor (ORLF)	5%	3.45%	1.12%	0.69%	0.10%	200.0%	10.00%
Total	100%						105.48%

The measures in the above table are defined below:

DTE Electric Operating Earnings: DTE Electric operating earnings with allowed adjustments.

DTE Electric Cash from Operations: DTE Electric cash from operations.

DTE Energy Adjusted Operating Earnings Per Share: DTE Energy reported earnings after operating adjustments divided by average shares outstanding. See page 7 for a discussion of operating earnings.

Net Promoter Score ("NPS"): Measurement of how likely a customer is to recommend DTE to friends and colleagues.

MPSC Customer Complaints: Number of complaints received by the Michigan Public Service Commission (“MPSC”) in the calendar year for all business units across DTE Energy.

DTE Electric OSHA Recordable Incident Rate: Number of Occupational Safety and Health Administration (“OSHA”) defined recordable injuries in the calendar year per 100 employees divided by the actual number of hours worked.

DTE Energy High Energy Serious Injury or Fatality (HSIF): Number of incidents that occur as a result of a release of high energy where a serious injury or fatality (SIF) is sustained.

DTE Electric Employee Engagement–Gallup: The DTE Electric Gallup Grand Mean score from the annual survey.

SAIDI (System Average Interruption Duration Index), excluding Major Event Days ("MED"): The average minutes of interruption for all customers, excluding days exceeding the MED threshold.

CEMI4 % of Customers: The percentage of customers that experience four interruptions or more in a calendar year.

Generation Availability: The percentage of hours that DTE Electric owned coal, gas and renewable plants are mechanically available to produce power.

Nuclear On-Line Reliability Loss Factor (ORLF): The percentage of energy generation losses corrected for refueling outage losses and exempt activities. Exempt activities include reactor core manipulations, plant equipment testing, and expected thermal losses.

44	DTE ENERGY 2023 PROXY STATEMENT

The aggregate weighted payment percentage for the calculated award was 105.48% for Mr. Lauer.

For Mr. Stiers:							Weighted
							Average
Measures	Weight	Threshold	Target	Maximum	Result	Payout	Payout
Financial Performance:
DTE Vantage Operating Earnings ($millions)	35%	$88	$93	$98	$93	100.0%	35.00%
DTE Vantage Cash from Operations ($millions)	5%	$136	$151	$166	$98	0.0%	0.00%
DTE Energy Adjusted Operating Earnings Per Share	10%	$5.80	$5.90	$6.00	$6.10	200.0%	20.00%
Safety & Engagement:
DTE Vantage OSHA Recordable Incident Rate	5%	0.90	0.74	0.70	1.15	0.0%	0.00%
DTE Energy High Energy Serious Injury or Fatality	5%	5	3	0	2	133.3%	6.67%
DTE Vantage Employee Engagement– Gallup	5%	4.18	4.32	4.45	4.35	123.1%	6.16%
Business Development:
New Project Net Present Value ($millions)	10%	$20	$35	$55	$98	200.0%	20.00%
Long-Range Earnings Growth ($millions)	25%	$12	$14	$16	$20	200.0%	50.00%
Total	100%						137.83%

The measures in the above table are defined below:

DTE Vantage Operating Earnings: DTE Vantage operating earnings with allowed adjustments.

DTE Vantage Cash from Operations: DTE Vantage cash from operations.

DTE Energy Adjusted Operating Earnings Per Share: DTE Energy reported earnings after operating adjustments divided by average shares outstanding. See page 7 for a discussion of operating earnings.

DTE Vantage OSHA Recordable Incident Rate: Number of Occupational Safety and Health Administration (“OSHA”) defined recordable injuries in the calendar year per 100 employees divided by the actual number of hours worked.

DTE Energy High Energy Serious Injury or Fatality (HSIF): Number of incidents that occur as a result of a release of high energy where a serious injury or fatality (SIF) is sustained.

DTE Vantage Employee Engagement–Gallup: The DTE Vantage Gallup Grand Mean score from the annual survey.

New Project Net Present Value: New Project Net Present Value ("NPV"). Examples include, but are not limited to: acquisitions, new builds, expansion or major restructuring of existing projects, contract extensions beyond original term, etc.

Long-Range Earnings Growth: Progress towards growing 2026 earnings from new projects.

The aggregate weighted payment percentage for the calculated award was 137.83% for Mr. Stiers.

Long-Term Incentives

Long-term incentives provide the O&C Committee the ability to align programs that focus on our long-term performance over a three-year period, with the objective of aligning executives’ interests with those of our shareholders. Our principles for ownership of stock, discussed on page 49, ensure that the executives and other employees have a vested interest in the long-term financial health, management and success of the Company.

The long-term incentives are awarded under the Long-Term Incentive Plan and reward executives and other employees with stock-based compensation.

Named Executive Officers are eligible to receive restricted stock, performance shares, performance units, stock options or a combination of these awards. Since the creation of the Long-Term Incentive Plan, we have granted only performance shares, time-based restricted stock and nonqualified stock options. However, the O&C Committee has not granted stock options under the Long-Term Incentive Plan since 2010. Executives receive long-term incentive grants based upon a target percentage of base salary. The targeted award levels for the Named Executive Officers for 2022 were as follows: Mr. Norcia, 510% of base salary; Mr. Ruud, 225% of base salary; Mr. Lauer, 215% of base salary; Mr. Stiers, 175% of base salary and Ms. Chavez, 190% of base salary. In addition to the targeted award levels, the O&C Committee also considers previous years’ grants, career potential and retention in determining the final number of awards granted.

DTE ENERGY 2023 PROXY STATEMENT	45

The value of each element of these long-term incentive grants for 2022 was as follows:

Performance Shares	Approximately 70%
Restricted Stock	Approximately 30%

This mix was designed to provide a balance of incentives to executives for creating long-term shareholder value through strong financial and operating performance and to align executive interests with shareholder interests.

■	Performance Shares Granted in 2022: In 2022, performance shares represented approximately 70% of the overall long-term incentive grant value. Granting of performance shares allows us to tie long-term performance objectives with creating shareholder value. Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination of the two, in the plan administrator’s discretion, depending on the level of achievement of performance measures. The performance measurement period for the 2022 grants is January 1, 2022 through December 31, 2024. Payments earned under the 2022 grants and the related performance measures are described in footnote 2 to the “Grants of Plan-Based Awards” table on page 54. In the event a participant retires (age 65 or age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of the performance shares that would otherwise have been payable based upon actual results for the entire performance period. In the event employment terminates for any other reason, the participant forfeits all rights to any outstanding performance shares. In June 2009, the O&C Committee decided that, beginning with the 2010 performance share grants, dividends or dividend equivalents would not be paid on unvested or unearned performance shares. During the period beginning on the date the performance shares are awarded and ending on the certification date of the performance objectives, the number of performance shares awarded will be increased, assuming full dividend reinvestment at the fair market value on the dividend payment date. The cumulative number of performance shares will be adjusted to determine the final payment based on the performance objectives as certified by the Committee.
■	Performance Shares Paid in 2022: The performance shares granted in 2019 were paid in early 2022. The payout amounts were based upon performance measures, each of which was weighted to reflect its importance to the total calculation. The Company had to attain a minimum level for each measure before any compensation was payable with respect to that measure. The minimum established level of each measure would have resulted in a payout of 50% of target, and an established maximum (or better) for each level would have resulted in a payout of 200% of target. The payout amount was based upon the following performance measures (and related weighting):

Long-Term Incentive Plan (2022 Payout of Awards Granted in 2019)

For Mr. Norcia and Ms. Chavez:							Weighted
						Payout	Average
Measures	Weight	Threshold	Target	Maximum	Result	%	Payout %
Total Shareholder Return: DTE vs. Peer Group	80%	25th percentile	50th percentile	75th percentile	65.00%	160.00%	128.00%
Balance Sheet Health— FFO to Debt Ratio	20%	16.30%	17.30%	18.30%	18.20%	190.00%	38.00%
Total	100%						166.00%

46	DTE ENERGY 2023 PROXY STATEMENT

For Mr. Ruud:							Weighted
						Payout	Average
Measures	Weight	Threshold	Target	Maximum	Result	%	Payout %
Total Shareholder Return: DTE vs. Peer Group	40%	25th percentile	50th percentile	75th percentile	65.00%	160.00%	64.00%
Balance Sheet Health—FFO to Debt Ratio	10%	16.30%	17.30%	18.30%	18.20%	190.00%	19.00%
DTE Vantage Long-Range Earnings Growth	50%	$28M	$40M	$50M	$45M	150.00%	75.00%
Total	100%						158.00%

For Mr. Lauer:							Weighted
							Average
Measures	Weight	Threshold	Target	Maximum	Result	Payout %	Payout %
Total Shareholder Return: DTE vs. Peer Group	60%	25th percentile	50th percentile	75th percentile	65.00%	160.00%	96.00%
Balance Sheet Health—FFO to Debt Ratio	20%	16.30%	17.30%	18.30%	18.20%	190.00%	38.00%
DTE Electric Average Return on Equity 2019-2021	20%	9.50%	10.00%	10.50%	10.50%	200.00%	40.00%
Total	100%						174.00%

For Mr. Stiers:							Weighted
							Average
Measures	Weight	Threshold	Target	Maximum	Result	Payout %	Payout %
Total Shareholder Return: DTE vs. Peer Group	60%	25th percentile	50th percentile	75th percentile	65.00%	160.00%	96.00%
Balance Sheet Health—FFO to Debt Ratio	20%	16.30%	17.30%	18.30%	18.20%	190.00%	38.00%
DTE Gas Average Return on Equity 2019-2021	20%	9.30%	10.00%	10.80%	10.30%	140.00%	28.00%
Total	100%						162.00%

The measures in the above tables are defined below:

Total Shareholder Return: Total DTE Energy shareholder return compared to 23 peer group companies (as defined below) based on the average share prices from December 2018 to December 2021.

Balance Sheet Health—FFO (Funds from Operations) to Debt: Measures cash flow coverage as a ratio of FFO to debt where:

■	FFO is defined as the sum of: (1) operating net income, (2) deferred taxes, (3) depreciation and amortization, (4) income statement impact of capitalizing operating leases, and (5) 50% of the interest (after-tax) on DTE Energy’s Junior Subordinated Debt; and
■	Debt is defined as all long-term and short-term debt of DTE Energy Company, adjusted as follows: (1) exclude portion of DTE Gas’s short-term debt attributable to seasonal working capital needs; (2) exclude 50% of DTE Energy’s Junior Subordinated Debt; (3) exclude mandatory convertible notes and (4) include balance sheet impact of capitalizing operating leases.

DTE ENERGY 2023 PROXY STATEMENT	47

DTE Vantage Long-Range Earnings Growth: The measure of new and updated contracts completed between 2019 and 2021 that will generate earnings in 2023, as well as overhead cost reductions realized by 2021.

DTE Electric Average Return on Equity 2019-2021: DTE Electric’s three-year average segment return on equity, expressed as a percentage, calculated based on operating income.

DTE Gas Average Return on Equity 2019-2021: DTE Gas’s three-year average segment return on equity, expressed as a percentage, calculated based on operating income.

The peer group for the performance shares granted under the Long-Term Incentive Plan, as approved by the O&C Committee, consists of the companies set forth below. These companies were selected because of a combination of the following: (1) their operations being largely regulated; (2) their size (based on market capitalization); and (3) their business strategies being similar to those of DTE Energy. In addition, companies that were in the process of being acquired were also eliminated. The O&C Committee reviews and approves this peer group annually.

ALLETE, Inc.	IDACORP Inc.
Alliant Energy Corporation	NiSource. Inc.
American Electric	NorthWestern Energy
Ameren Corporation	OGE Energy Corporation
Avista Corporation	PG&E Corporation
CenterPoint Energy, Inc.	Pinnacle West
CMS Energy Corporation	PNM Resources
Consolidated Edison, Inc.	Portland General Electric Company
Dominion Energy	Southern Company
Duke Energy Corporation	WEC Energy Group
Evergy Inc.	Xcel Energy, Inc.
Eversource Energy

Total shareholder return compared to the Peer Group is the primary measure because it reflects how well our Company has performed on total return to its shareholders relative to the total shareholder returns of similar companies.

As displayed above, the 2022 payout levels approved by the O&C Committee were 166% for Mr. Norcia and Ms. Chavez, 158% for Mr. Ruud, 174% for Mr. Lauer, and 162% for Mr. Stiers. Payouts for the NEOs under the Long-Term Incentive Plan for 2020 and 2021 ranged from 121% to 178%. For more details of the 2022 payouts see footnote 2 to the “Option Exercises and Stock Vested in 2022” table on page 55.

■	Restricted Stock: The restricted stock grants are time-based and generally include a three-year vesting period. The granting of restricted stock allows us to grant executives long-term equity incentives to encourage continued employment. In 2022, restricted stock was granted, representing approximately 30% of the overall Long-Term Incentive Plan grant value, with the restriction period ending on February 2, 2025. The three-year vesting period focuses on long-term value creation and executive retention, and requires continued employment throughout the restriction period. In the event a participant retires (age 65 or age 55 or older with at least 10 years of service), dies or becomes disabled, the participant or beneficiary retains the right to a pro-rated number of restricted shares. In the event employment terminates for any other reason, the participant forfeits all rights to any outstanding restricted shares.

Pension and Deferred Compensation

Pension Benefits

Substantially all non-represented employees hired prior to 2012, including our Named Executive Officers, are eligible to participate in our tax-qualified pension plan, the DTE Energy Company Retirement Plan. Named Executive Officers are also eligible to participate in our nonqualified pension plans, the DTE Energy Company Supplemental Retirement Plan and the DTE Energy Company Executive Supplemental Retirement Plan.

48	DTE ENERGY 2023 PROXY STATEMENT

Deferred Compensation

Substantially all employees, including our Named Executive Officers, are eligible to participate in one of our tax-qualified 401(k) plans. The Named Executives Officers participate in the DTE Energy Company Savings and Stock Ownership Plan. Our Named Executive Officers are also eligible to participate in our nonqualified 401(k) plan, the DTE Energy Company Supplemental Savings Plan.

Providing supplemental pension and deferred compensation benefits for our executives is in keeping with our philosophy and objectives to attract and retain talented executives. The Pension Benefits Table and related footnotes beginning on page 56 describe both the tax-qualified and nonqualified pension benefits for which certain executives are eligible and which are commonly offered by other employers in our peer group.

For further description of the nonqualified supplemental pension and deferred compensation benefits, see “Pension Benefits” beginning on page 56.

Executive Benefits

We provide executives with certain benefits generally not available to our other employees as a matter of competitive practice and as a retention tool. The O&C Committee periodically reviews the level of benefits provided to executives against a peer group to ensure they are reasonable and consistent with our overall compensation objectives.

During 2022, we provided various benefits for a limited number of officers that included the following:

■	Security driver for business: Based on our executive security policies and a security risk assessment by the Company’s chief security officer, the Board requires Mr. Norcia to use a Company car and security driver while on Company business.
■	Corporate aircraft for limited business travel: We lease a fractional share of an aircraft for limited business travel by executives and other employees when there is an appropriate business purpose. Personal use of the aircraft is not allowed except in unusual circumstances and requires the prior approval of the CEO or Audit Committee. The value of this benefit is reflected in the "All Other Compensation" column of the Summary Compensation Table.
■	Supplemental retirement benefits: Certain executives are eligible for both tax-qualified and non-qualified retirement benefits which are commonly offered by other employers in our peer group. For further description of the supplemental retirement benefits, see "Pension Benefits" beginning on page 56.
■	Other benefits: Executives are allowed the limited use of corporate event tickets and the corporate condominium when available. The Company also provides home security monitoring for some executives, including some of the Named Executive Officers.

Post-Termination Agreements

We have entered into indemnification agreements and change-in-control agreements with each of the Named Executive Officers and certain other executives. Additionally, all officers of the Company, with the exception of Mr. Norcia, participate in the DTE Energy Company Executive Severance Allowance Plan (the “Executive Severance Plan”).  The indemnification agreements require that we indemnify these individuals for certain liabilities to which they may become subject as a result of their affiliation with the Company. The change-in-control agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and shareholder interests in support of corporate transactions. The Executive Severance Plan is intended to provide specific severance benefits to eligible executive employees whose employment with the Company is involuntarily terminated under specified circumstances.  Separately, the Company has entered into an employment agreement with Mr. Norcia, whereby he is eligible for benefits including severance pay, bonus payment, restricted and performance share payout, and health and welfare benefits if he resigns for good reason (including demotion, involuntary relocation, or reduction in salary) or is terminated without cause (with "cause" defined as conviction of a crime, commission of fraud, material violation of Company policy, or conduct that results in material harm to the Company).  The important terms of, and the potential payments provided under, the change-in-control agreements, the Executive Severance Plan, and Mr. Norcia’s employment agreement are described beginning on page 59.

Stock Ownership Policy

Our principles for ownership of stock ensure that the executives and other employees have a vested interest in the financial health, management and success of the Company. We expect most executives and certain other employees to own, within five years of their appointment to such position, shares of our stock having a value equal to a multiple of their annual base

DTE ENERGY 2023 PROXY STATEMENT	49

salaries. Common stock, time-based restricted stock, phantom stock and unvested performance shares (assuming achievement of target levels of performance) are counted toward the fulfillment of this ownership requirement. The following are the requirements for the Named Executive Officers: (i) for Mr. Norcia, five times his base salary; (ii) for Messrs. Ruud, Lauer, and Stiers, and Ms. Chavez, three times their respective base salaries. Other executives and employees may be required to hold from one to three times their base salaries as determined by their executive group level within the Company. As of December 31, 2022, 100% of the Named Executive Officers and all of the other required employees who have served in their position for at least five years have met the stock ownership guidelines.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 places an annual limit of $1 million on the amount of compensation we can deduct as a business expense on our federal income tax return with respect to each “covered employee.” Statutory changes to Section 162(m) effective for compensation paid after December 31, 2017 significantly reduced the Company’s ability to deduct compensation in excess of $1 million paid to each "covered employee."

“Covered Employees" Definition

Beginning in 2018, "covered employees" for purposes of Section 162(m) are our CEO, our CFO and the three highest paid executive officers named in the "Summary Compensation Table" on page 52 other than the CEO and CFO. In addition, once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death. This change expands the group of "covered employees" whose compensation will be subject to the Section 162(m) deduction limit. As a result, post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans paid to an executive who was a "covered employee" at any time after 2016 will be subject to the Section 162(m) deduction limit; a limited exception remains for compensation paid under binding written agreements in effect on November 2, 2017 that meet certain requirements.

For the 2022 tax year, the Company paid the Named Executive Officers and other current or former executives treated as "covered employees" under Section 162(m) a total of $34.6 million which was not deductible.

The O&C Committee continues to believe that tying the Named Executive Officers’ compensation to the Company’s performance is in the best interest of the Company and its shareholders. As a result, the O&C Committee does not expect these Section 162(m) deduction limits to significantly affect the design of the Company’s compensation program, and expects to authorize compensation exceeding $1 million to the Named Executive Officers even though it will not be deductible under Section 162(m).

In addition, the Company will no longer request shareholder approval that was required solely to satisfy Section 162(m) requirements, but will continue to seek shareholder approval of compensation plans as required by other applicable law or regulation.

Nonqualified Deferred Compensation Programs

We have structured all of our nonqualified deferred compensation programs to comply with Internal Revenue Code Section 409A, as added by the American Jobs Creation Act of 2004. Internal Revenue Code Section 409A imposes additional tax penalties on our executive officers for certain types of nonqualified deferred compensation that are not in compliance with the form and timing of elections and distribution requirements of that section.

Accounting Considerations

Accounting considerations also play a role in our executive compensation program. Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) requires us to expense the fair value of our stock option grants over the vesting period, which reduces the amount of our reported profits. Because of this stock-based expensing and the impact of dilution to our shareholders, we closely monitor the number and the fair values of the option shares.

Report of the Organization and Compensation Committee

The O&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2023 proxy statement.

50	DTE ENERGY 2023 PROXY STATEMENT

Organization and Compensation Committee

David A. Brandon, Chair

Gail J. McGovern

Mark A. Murray

Ruth G. Shaw

Robert C. Skaggs, Jr.

DTE ENERGY 2023 PROXY STATEMENT	51

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022.

					Change in
					Pension
				Non-Equity	Value and
				Incentive	Nonqualified	All
			Stock	Plan	Deferred	Other
Name and		Salary	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	Earnings ($)(4)	($)(5)	($)
Gerardo Norcia	2022	1,330,769	7,013,377	1,937,300	37,810	138,962	10,458,218
Chairman, President and	2021	1,276,923	6,524,979	2,032,700	1,073,599	220,076	11,128,277
Chief Executive Officer	2020	1,192,500	5,614,868	2,808,216	892,005	98,033	10,605,622

David Ruud	2022	660,769	1,526,921	581,200	—	42,828	2,811,718
Senior Vice President and	2021	623,077	1,279,526	604,400	698,995	39,161	3,245,159
Chief Financial Officer	2020	576,808	659,750	655,300	497,184	48,596	2,437,638

JoAnn Chavez	2022	596,923	1,286,461	489,800	69,126	44,882	2,487,192
Senior Vice President and Chief Legal Officer

Trevor F. Lauer	2022	635,615	1,923,680	540,100	—	52,773	3,152,168
President and Chief	2021	616,846	1,351,952	516,100	721,679	63,171	3,269,748
Operating Officer - DTE Electric	2020	593,769	1,345,890	835,600	428,700	55,424	3,259,383

Mark W. Stiers	2022	592,385	1,070,047	617,100	255,821	46,198	2,581,551
President and Chief Operating Officer - DTE Vantage and Energy Trading	2021	573,077	965,680	706,600	244,627	40,208	2,530,192

(1)	The base salary amounts reported include amounts which were voluntarily deferred by the Named Executive Officers into the DTE Energy Company Supplemental Savings Plan (a nonqualified 401(k) plan, the “Supplemental Savings Plan”). The amounts deferred by each of the Named Executive Officers were as follows:

	2022 Deferred Amount	2021 Deferred Amount	2020 Deferred Amount
Name	($)	($)	($)
Gerardo Norcia	112,577	108,192	99,750
David Ruud	32,362	30,346	26,645
JoAnn Chavez	69,039	—	—
Trevor F. Lauer	64,663	62,751	39,877
Mark W. Stiers	26,891	26,346	—

52	DTE ENERGY 2023 PROXY STATEMENT

(2)	The long term incentive grants are valued in accordance with ASC Topic 718, based on the market price of our common stock on the grant date of the award, under the assumption that target performance will be achieved or the service requirement will be met and the awards will vest and will not be forfeited. The aggregate grant date fair value of equity grants is equal to the closing price of DTE Energy’s common stock on the date of grant. The number of awards granted and other information related to the 2022 grants are detailed in the “Grants of Plan-Based Awards” table on page 54.
(3)	The 2022 annual incentive amounts, shown in the Non-Equity Incentive Plan Compensation column, paid to the Named Executive Officers were calculated as described beginning on page 42.
(4)	The amounts in this column represent the aggregate change in the actuarial present values of each Named Executive Officer’s accumulated benefits under the DTE Energy Company Retirement Plan ("Qualifed Plan"), the DTE Energy Company Supplemental Retirement Plan ("SRP"), and the DTE Energy Company Executive Supplemental Retirement Plan ("ESRP"). The measurement period for each of 2020, 2021, and 2022 was the calendar year. Amounts in this column change from year to year based on a number of different variables. The primary variable is the discount rate used for valuation purposes. The discount rates used for 2020 valuations were 2.57% for the Qualified Plan, 1.94% for the SRP, and 2.09% for the ESRP. The discount rates used for 2021 valuations were 2.91% for the Qualified Plan, 2.41% for the SRP, and 2.57% for the ESRP. The discount rates used for 2022 valuations were 5.19% for the Qualified Plan, 5.02% for the SRP, and 5.07% for the ESRP. SEC rules indicate that if the change in pension value is negative, the result should be displayed as $0 in the Summary Compensation Table. For Messrs. Ruud and Lauer the 2022 actual change in pension values were $(232,680) and $(91,081), respectively. These plans are described in more detail beginning on page 56.
(5)	The following table provides a breakdown of the 2022 amounts reported in this column:

		Company Matching
	Company Matching	Contributions to
	Contributions to	the Supplemental	Additional
	the Savings Plan	Savings Plan	Benefits	Total
Name	($)*	($) *, **	($)***	($)
Gerardo Norcia	12,000	67,846	59,116	138,962
David Ruud	14,908	24,738	3,182	42,828
JoAnn Chavez	7,892	27,923	9,067	44,882
Trevor F. Lauer	2,866	35,271	14,636	52,773
Mark W. Stiers	14,878	20,665	10,655	46,198

*    The matching contributions reflected in these two columns are predicated on the Named Executive Officers making contributions from eligible compensation to the DTE Energy Savings and Stock Ownership Plan (a tax-qualified 401(k) plan, the “Savings Plan”) and the Supplemental Savings Plan. The total combined Company matching contributions between the plans cannot exceed 6% of eligible compensation for each of the Named Executive Officers.

**   The Supplemental Savings Plan provides for deferring compensation in excess of various Internal Revenue Code limits imposed on tax qualified plans, including the maximum employee pre-tax contribution limit ($19,500 plus $6,500 per year catch-up contributions for 2020 and 2021 and $20,500 plus $6,500 per year catch-up contributions for 2022) and the compensation limit ($285,000 for 2020, $290,000 for 2021 and $305,000 for 2022). Supplemental Savings Plan account balances are paid only in cash to the Named Executive Officer upon termination of employment.

***  The value attributable to executive benefits for the Named Executive Officers. Executive benefits made available to certain of the Named Executive Officers during 2022 included such things as security services and limited personal use of corporate event tickets, the corporate condominium, and the corporate leased jet. In 2022, Mr. Norcia received the services of a security driver while on Company business valued at $40,674. See “Executive Benefits” on page 49 for a full discussion of executive benefits.

DTE ENERGY 2023 PROXY STATEMENT	53

Grants of Plan-Based Awards

		Estimated Possible Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive Plan
		Plan Awards (1)			Awards (2)
								All other	Exercise	Grant
			Target			Target		Stock	or base	date fair
	Grant	Threshold	Award	Maximum	Threshold	Award	Maximum	awards	price	value
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	($/Sh)	($) (4)
Gerardo Norcia		—	1,675,000	3,350,000	—
	2/2/2022					40,833	81,666		$120.23	4,909,352
	2/2/2022							17,500	$120.23	2,104,025
David Ruud		—	502,500	1,005,000	—
	2/2/2022					8,900	17,800		$120.23	1,070,047
	2/2/2022							3,800	$120.23	456,874
JoAnn Chavez		—	423,500	847,000	—
	2/2/2022					7,800	15,600		$120.23	937,794
	2/2/2022							2,900	$120.23	348,667
Trevor F. Lauer		—	512,000	1,024,000	—
	2/2/2022					12,500	25,000		$120.23	1,502,875
	2/2/2022							3,500	$120.23	420,805
Mark W. Stiers		—	447,750	895,500	—
	2/2/2022					6,200	12,400		$120.23	745,426
	2/2/2022							2,700	$120.23	324,621

(1)	These dollar amounts represent the threshold, target and maximum calculated awards for the 2022 plan year under the Annual Incentive Plan. The various measures and details relating to the 2022 final awards are presented beginning on page 42.
(2)	The target column represents the number of performance shares granted to the Named Executive Officers under the Long-Term Incentive Plan on February 2, 2022. The performance measurement period for the 2022 grants is January 1, 2022 through December 31, 2024. For Messrs. Norcia, Lauer and Ruud, and Ms. Chavez, payments earned from the 2022 grants will be based on two performance measures weighted as follows: (i) total shareholder return vs. shareholder return of a custom peer group (80%) and (ii) 3-year cumulative operating earnings per share (20%), for Mr. Stiers, payments earned from the 2022 grants will be based on three performance measures weighted as follows: (i) total shareholder return vs. shareholder return of a custom peer group (40%), (ii) 3-year cumulative operating earnings per share (10%) and (iii) DTE Vantage projects long-range earnings growth (50%). The final payouts, if any, will occur after the O&C Committee certifies the final results in early 2025. Beginning with 2010 performance share grants, dividends or dividend equivalents are not paid on unvested performance shares.
(3)	This column reports the number of shares of restricted stock granted under the Long-Term Incentive Plan to each of the Named Executive Officers on February 2, 2022. These shares of restricted stock will vest on February 2, 2025, assuming the Named Executive Officer is still actively employed by the Company on that date. Dividends on these shares of restricted stock are paid to the Named Executive Officer during the vesting period and are paid at the same rate as dividends paid to shareholders.
(4)	The long-term incentive grants are valued in accordance with FASB ASC Topic 718, based on the market price of our common stock on the grant date of the award, under the assumption that target performance will be achieved or the service requirement will be met and the awards will vest and will not be forfeited. The aggregate grant date fair value of equity grants is equal to the closing price of DTE Energy’s common stock on the date of grant.

54	DTE ENERGY 2023 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
				Market or Payout
	Number of Shares	Market Value of	Number of Unearned	Value of Unearned
	or Units of Stock	Shares or Units of	Shares, Units or Other	Shares, Units or
	That Have	Stock That Have Not	Rights That Have Not	Other Rights That
Name	Not Vested (1)	Vested (2)	Vested (3)	Have Not Vested (4)
Gerardo Norcia	51,584	6,062,668	126,878	14,911,971
David Ruud	9,327	1,096,202	22,761	2,675,100
JoAnn Chavez	8,074	948,937	20,687	2,431,343
Trevor F. Lauer	11,144	1,309,754	31,561	3,709,364
Mark W. Stiers	8,109	953,051	19,826	2,330,150
(1)	The numbers in this column reflect the total number of unvested shares of restricted stock granted on January 29, 2020, January 27, 2021, and February 2, 2022. Each of these grants will vest on the third anniversary of the date of the grant.
(2)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of DTE Energy common stock on December 31, 2022 ($117.53 per share).
(3)	The numbers in this column reflect the total number of unvested performance shares (rounded to the nearest whole share), at target level of performance, granted on January 29, 2020, January 27, 2021, and February 2, 2022. The payout, if any, will occur after the end of each respective three-year performance period.
(4)	The dollar value of the unvested performance shares reported in the preceding column valued at the closing price of DTE Energy common stock on December 31, 2022 ($117.53 per share).

Option Exercises and Stock Vested in 2022

	Stock Awards
	Number of Shares		Value Realized
Name	Acquired on Vesting		on Vesting ($)
Gerardo Norcia	9,878	(1)	1,187,731
	4,036	(2)	485,813
	58,866	(3)	7,077,424
David Ruud	1,999	(1)	240,360
	7,977	(3)	959,126
JoAnn Chavez	941	(1)	113,146
	3,653	(3)	439,249
Trevor F. Lauer	3,881	(1)	466,651
	17,120	(3)	2,058,340
Mark W. Stiers	2,587	(1)	311,061
	10,696	(3)	1,285,996
(1)	This row is the number and related fair market value of the time-based restricted stock that was originally granted on January 30, 2019. This also includes share adjustments due to the DT Midstream spin-off, granted on July 1, 2021. These shares vested on January 30, 2022.
(2)	This row is the number and related fair market value of the time-based restricted stock that was originally granted on June 23, 2019 in connection with Mr. Norcia’s promotion to President and Chief Executive Officer. This also includes share adjustments due to the DT Midstream spin-off, granted on July 1, 2021. These shares vested on June 23, 2022.
(3)	This row is the number of the performance shares that were originally granted on January 31, 2019, June 23, 2019 (for Mr. Norcia), and July 1, 2021 (share adjustments due to DT Midstream spin-off), increased by dividend equivalents (assuming

DTE ENERGY 2023 PROXY STATEMENT	55

full dividend reinvestment at the fair market value on the dividend payment date) and related fair market value as of February 2, 2022, based upon performance measures described beginning on page 45 in “Long-Term Incentives.”

Pension Benefits

For purposes of the following discussion concerning the tax-qualified and nonqualified pension benefits for which our Named Executive Officers are eligible, we will be using the following terms:

■	“Cash Balance Plan” means the New Horizon Cash Balance component of the Retirement Plan (tax-qualified plan).
■	“ESRP” means the DTE Energy Company Executive Supplemental Retirement Plan (nonqualified plan for tax purposes).
■	“Retirement Plan” means the DTE Energy Company Retirement Plan (tax-qualified plan).
■	“SRP” means the DTE Energy Company Supplemental Retirement Plan (nonqualified plan for tax purposes).
■	“Traditional Retirement Plan” means the DTE Traditional component of the Retirement Plan (tax-qualified plan).

The “Pension Benefits” table below describes the tax-qualified and nonqualified pension benefits for the Named Executive Officers as of December 31, 2022.

		Number of Years	Present Value of
		Credited	Accumulated
Name	Plan Name	Service	Benefit ($)
Gerardo Norcia	Cash Balance Retirement Plan	20.2	356,152
	SRP	20.2	1,618,772
	ESRP	20.2	3,731,974
David Ruud	Cash Balance Retirement Plan	17.7	402,784
	SRP	17.7	889,745
	ESRP	17.7	2,518,594
JoAnn Chavez	Cash Balance Retirement Plan	15.9	355,405
	SRP	15.9	388,499
	ESRP	15.9	978,809
Trevor F. Lauer	Cash Balance Retirement Plan	17.5	398,341
	SRP	17.5	682,508
	ESRP	17.5	2,429,587
Mark Stiers	Cash Balance Retirement Plan	16.6	372,031
	SRP	16.6	569,343
	ESRP	16.6	1,126,497

Tax-Qualified Retirement Plan

The Retirement Plan is closed to non-represented employees hired after December 31, 2011. The Retirement Plan includes a number of different benefit accrual formulas including the Traditional Retirement Plan and the Cash Balance Plan. Messrs. Lauer, Norcia, Ruud, and Stiers, and Ms. Chavez, participate in the Cash Balance Plan. All Named Executive Officers are currently 100% vested in the Retirement Plan.

■	Traditional Retirement Plan: The benefits provided under the Traditional Retirement Plan are based on an employee’s years of benefit service, average final compensation and age at termination of employment. Compensation used to calculate the benefits under the Traditional Retirement Plan consists of (i) base salary and (ii) lump sums in lieu of base salary increases for the highest five consecutive calendar years within the last 10 years prior to termination of employment. The monthly benefit at age 65 equals 1.5% for each year of credited service times the average final compensation. Early pension benefits are immediately available to any employee who is 100% vested. The benefit can be paid in one of various annuity options or in an immediate 100% lump sum payment.
■	Cash Balance Plan: The benefits provided under the Cash Balance Plan are expressed as a lump sum. The cash balance benefit increases each year with contribution credits and interest credits. Contribution credits equal 7% of

56	DTE ENERGY 2023 PROXY STATEMENT

eligible earnings (base salary and annual corporate incentive payments under the Annual Incentive Plan) for an employee with 30 years or less of credited service and 7.5% of eligible earnings for an employee with more than 30 years of credited service. Interest credits are based on the average 30-year Treasury rates for the month of September prior to the plan year. Interest on each year’s January 1 benefit is added the following December 31. The interest credit does not apply to the contribution for the current year. Upon termination of employment, a vested employee may, at any time, elect to receive the value of his or her benefit. If an employee elects to defer the benefit, interest credits will continue to accrue on the deferred benefit until the distribution of the benefit begins. An employee may elect to receive the benefit as a lump sum payout or as a monthly annuity, but not both. If an employee elects the lump-sum option, the entire lump sum is eligible to be rolled over to another qualified plan or IRA. Messrs. Lauer, Norcia, Ruud, and Stiers, and Ms. Chavez, are currently eligible for the full value of their plan benefit.

Nonqualified Retirement Plans

■	SRP: The benefits provided under the SRP are those benefits that would otherwise have been paid under the Retirement Plan but for the limitations imposed on qualified plans by the Internal Revenue Code. The benefits under the SRP are payable in a lump sum, in equal monthly installments for life or in annual installments from two to fifteen years.
■	ESRP: The ESRP is a defined-contribution approach to nonqualified supplemental pension benefits. The ESRP provides for a benefit equal to a stated percentage of base salary and annual corporate incentive payments under the Annual Incentive Plan that is credited to a bookkeeping account on behalf of eligible executives. For the Named Executive Officers, the contribution percentage is 10%. The account value will increase or decrease based on the performance of the investment elections under the plan, as directed by the participants. Vesting of the benefit under the ESRP occurs at a rate of 20% per anniversary year. All of the Named Executive Officers are 100% vested in their ESRP accounts. The benefits under the ESRP are payable in a lump sum or annual installments from two to fifteen years. In the event of a change in control of the Company, executives who have entered into Change-In-Control Severance Agreements with the Company would receive an additional two years of compensation credits for purposes of the ESRP or any successor plan. See “Potential Payments Upon Termination of Employment” beginning on page 59 for further explanation of the change-in-control provision of the ESRP.

Deferred Compensation

For purposes of the following discussion concerning the tax-qualified and nonqualified deferred compensation for which our Named Executive Officers are eligible, we will be using the following terms:

■	"Savings Plan" means the DTE Energy Company Savings and Stock Ownership Plan (tax-qualified 401(k) plan). The Savings Plan is made up of three distinct subdivisions, which originate from the merger of former plans. These subdivisions are generally referred to as the DTE Electric Savings Plan, the MCN Savings Plan and the Citizens Savings Plan. None of the Named Executive Officers participate in the MCN Savings Plan or the Citizens Savings Plan.
■	"Supplemental Savings Plan" means the DTE Energy Company Supplemental Savings Plan (nonqualified 401(k) plan).

Tax-Qualified Deferred Compensation

All Named Executive Officers participate in the Savings Plan. A participant may contribute up to 100% (less applicable FICA taxes and other legally required or voluntary deductions) of eligible compensation to the Savings Plan as pre-tax, Roth, after-tax and, if applicable, a catch-up contribution basis. Participants are 100% vested at all times in the value of their contributions. In the DTE Electric Savings Plan (including all of the Named Executive Officers), we contribute $1 to the participant’s Savings Plan account for each $1 the participant contributes on the first 4% of eligible compensation. We contribute $0.50 for each $1 contributed on the next 4% of eligible compensation. Company contributions are made in DTE Energy stock. All of the Named Executive Officers are vested in their Company matching contributions.

Participants may direct their contributions and redirect from DTE Energy stock any related company contributions to any investment option available under the Savings Plan, subject to the trading restriction on Section 16 insiders. Under this trading restriction, participants designated as Section 16 insiders are restricted from transactions involving DTE Energy stock except during the four open window periods that occur each year after corporate earnings are announced. Investment directions and exchanges may be made daily.

DTE ENERGY 2023 PROXY STATEMENT	57

Nonqualified Deferred Compensation

The following table details the contributions (both employee and Company), earnings on the total account, withdrawals/distributions and aggregate year-end balance for the Supplemental Savings Plan for 2022. This plan is more fully described below.

		Registrant
	Executive Contributions	Contributions in	Aggregate Earnings	Aggregate Balance
	in Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	at Last Fiscal Year
Name	($)(1)	($)(2)	($)(3)	End ($)
Gerardo Norcia	112,577	67,846	(215,385)	1,738,912
David Ruud	32,362	24,738	(113,201)	831,790
JoAnn Chavez	69,039	27,923	(108,673)	899,557
Trevor F. Lauer	64,663	35,271	(190,885)	1,252,305
Mark W. Stiers	26,891	20,665	(76,949)	532,254

(1)	During 2022, all of the Named Executive Officers were participants in the Supplemental Savings Plan. These amounts represent the amounts deferred from eligible compensation into the Supplemental Savings Plan.
(2)	These amounts are the Company matching contributions to the Supplemental Savings Plan for 2022 and are included in the “Summary Compensation Table” on page 52 as “All Other Compensation.”
(3)	These earnings represent the total investment income earned in 2022 on the various investment alternatives that can be selected and directed by participants. The aggregate earnings are not reported as compensation in the Summary Compensation Table.

The Supplemental Savings Plan — The percentage a participant may contribute to the Supplemental Savings Plan is the same as the pre-tax percentage that the participant elects to contribute to the Savings Plan. Company matching contributions mirror those under the Savings Plan. The investment options and restrictions are the same as under the Savings Plan, other than investment options available under the self-directed account feature of the Savings Plan.

Participants are 100% vested at all times in the value of their contributions and Company matching contributions.

We maintain bookkeeping accounts for participants in the Supplemental Savings Plan. In order to comply with Internal Revenue Code Section 409A, there are separate accounts for monies deferred for participant contributions and Company matching contributions on or after January 1, 2005. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and related Company contributions have been invested. No actual “contributions” are made to the funds themselves. Earnings or losses are calculated using the daily valuation methodology employed by the record keeper for each corresponding fund under the Savings Plan.

When a participant terminates employment with the Company, the participant will be eligible to receive the full value of his or her Supplemental Savings Plan account, including all of his or her own contributions and all Company contributions, adjusted for investment earnings and losses. In the event of death, a lump sum distribution will be paid to the participant’s spouse or other designated beneficiary.

Distributions from the Supplemental Savings Plan will be paid in cash. Distributions will be made in accordance with the participant’s distribution election. A participant may elect to take a lump sum distribution or annual payments over a period of not less than two years and not more than 15 years. Lump sums and the first annual installment payments from the participant’s pre-2005 account will be made no later than March 1 of the plan year following the year of termination. Subsequent annual installments will be made no later than March 1 of the installment period. In practice, lump sums, the first annual installment payment and subsequent annual installment payments are made in January. Lump sums and the first annual installment payments from the participant’s post-2004 account will be made as of January 1 of the plan year following the year of termination or next following the latest date to which the participant deferred the distribution under the terms of the plan; however, Named Executive Officers and certain other executives must wait a minimum of six months after termination prior to receiving a distribution from post-2004 balances. Subsequent annual installments will be made as of January 1 of the installment period.

58	DTE ENERGY 2023 PROXY STATEMENT

Potential Payments Upon Termination of Employment

Other than the Change-In-Control Severance Agreements, Executive Severance Allowance Plan and an employment agreement with Mr. Norcia, discussed below, we have not entered into any other severance agreements or other arrangements with the Named Executive Officers and do not maintain any other severance benefit programs for the Named Executive Officers.

Change-in-Control Benefits

We have entered into Change-In-Control Severance Agreements with certain executives, including the Named Executive Officers. The agreements are intended to provide continuity of management in the event there is a change in control of the Company and to align executive and shareholder interests in support of corporate transactions.

For purposes of these agreements, a change in control occurs if (i) we or our assets are acquired by another company or if we merge, consolidate, or reorganize with another company and less than 55% of the new or acquiring company’s combined voting stock is held by holders of the voting stock of the Company immediately prior to the change in control transaction, (ii) a “person” becomes the beneficial owner of at least 20% of the Company’s voting stock, (iii) a majority of the Company’s Board members change within a period of two consecutive years, (iv) the Company’s shareholders approve a complete liquidation or dissolution of the Company, or (v) the Company executes, at the direction of the Board, one or more definitive agreements to engage in a transaction that will result in one of the events described in (i) through (iv).

The Change-In-Control Severance Agreements provide for severance compensation in the event that the executive’s employment is terminated (actually or constructively) within two years after a change in control of the Company. The severance compensation provided to an executive following a qualifying termination is the same for all of the change-in-control events. The cash severance benefit is the sum of (i) a multiple of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met, plus (ii) a lump sum payment of the executive’s pro-rated annual bonus (reduced by any pro-rated annual bonus otherwise paid because of the executive’s termination). The multiple for the Named Executive Officers is 200%. An additional amount is paid as consideration for the prohibition against engaging in any competitive activity for one year after termination that is imposed by the Change-In-Control Severance Agreement. The additional amount for the Named Executive Officers is 100% of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met. The Change-In-Control Severance Agreement does not provide any gross-up payments for the purposes of payment of excise taxes.

The Company’s retiree health and life insurance plans separately provide that any non-represented employee who receives severance pay because of a change in control will be credited with additional years of service after age 45 for purposes of eligibility for retiree health and life insurance equal to the individual’s “benefit continuation period” under the applicable severance agreement or program. Under these provisions, the Named Executive Officers would be credited with an additional two years of service after age 45 for purposes of eligibility for retiree health and life insurance benefits.

The severance payment includes payment by the Company for outplacement services by a firm selected by the Named Executive Officer in an amount up to 15% of the Named Executive Officer’s base pay.

In addition, the executive would receive an additional two years of compensation credits for purposes of the ESRP, and a cash payment representing health care and other welfare benefits for two years.

In addition, the Long-Term Incentive Plan provides that all options, restricted stock awards and performance shares will become exercisable or vested or will be earned (as applicable) upon the occurrence of a change-in-control event (iv) described above or upon the occurrence of a change-in-control event (i) described above if the new or acquiring entity fails to replace or continue the awards. Performance shares will be based on the greater of target performance or actual performance through the change in control date. If a change in control event (i) described above occurs and the new or acquiring entity replaces or continues the awards, all options, restricted stock awards and performance shares will become exercisable or vested or will be earned (as applicable) as of the earlier of the date specified in the award agreement or the executive’s qualifying termination, which generally must occur within two years after the change in control date.

DTE ENERGY 2023 PROXY STATEMENT	59

The Change-In-Control Severance Agreements provide for an age-related adjustment factor if an executive is within 36 months of age 65. This age-related adjustment factor applies to various payments provided under the agreements, including the severance amount, pension enhancement, health and welfare benefits and the non-compete payment.

We have an irrevocable trust established to provide a source of funds to assist us in meeting our obligations under the Change-In-Control Severance Agreements and certain other director and executive compensation plans described previously. We may make contributions to the trust from time to time in amounts determined sufficient to pay benefits when due to participants under such plans. Notwithstanding the trust, these plans are not qualified or fully funded, and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.

The following table provides the estimated lump-sum or present values of the various change in control protections as if a qualifying termination had occurred on December 31, 2022. These values are inclusive of any pro-rated incentive payments received under Company incentive plans due to an executive being retirement eligible under the applicable plan(s).

						Health &
	Severance		Pension	Accelerated	Out	Welfare	Non
	Amount	Bonus	Enhancement	LTIP Awards	Placement	Benefits	Compete
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total ($)
Gerardo Norcia	6,030,000	1,675,000	1,143,580	20,974,638	201,000	50,400	3,015,000	33,089,618
David Ruud	2,345,000	502,500	430,157	3,771,302	100,500	71,400	1,172,500	8,393,359
JoAnn Chavez	2,057,000	423,500	417,460	3,380,163	90,750	54,000	1,028,500	7,451,373
Trevor Lauer	2,304,000	512,000	391,584	5,019,001	96,000	67,800	1,152,000	9,542,385
Mark W. Stiers	2,089,500	447,750	441,655	3,283,201	89,550	24,600	1,044,750	7,421,006

1.	The severance amount equals two times each Named Executive Officer’s base salary and target bonus as of December 31, 2022.
2.	The bonus is equal to the Named Executive Officer’s base salary as of December 31, 2022 multiplied by the 2022 plan year AIP target.
3.	The pension enhancement represents the present value of two additional years of compensation credits awarded under the ESRP formula per the Change-In-Control Severance Agreements.
4.	This column reflects the full value of stock options, performance shares and restricted stock granted under the Company’s Long-Term Incentive Plan, as of December 31, 2022, that would become payable in the event of a qualifying change in control.
5.	Outplacement benefits are capped at 15% of each Named Executive Officer’s base salary.
6.	This column includes family coverage costs for medical, dental and vision benefits for a 24-month period. Also included are life insurance, long-term disability insurance and accidental death and disability insurance for a 24-month period.
7.	The consideration for the non-competition prohibition in the Change-In-Control Severance Agreement is 100% of each Named Executive Officer’s base salary and target bonus as of December 31, 2022.

Executive Severance Allowance Plan

The DTE Energy Company Executive Severance Allowance Plan (the “Executive Severance Plan”) was adopted to provide specified severance benefits to eligible executive employees whose employment with the Company is involuntarily terminated under specified circumstances.

For purposes of this agreement an executive is eligible to participate in the plan if the executive (a) is involuntarily terminated by the Company for any reason other than (1) death; (2) disability; or (3) for cause; (b) signs a severance agreement; (c) has returned all Company properties and paid the Company all monies owed the company prior to the severance date; and (d) is not receiving or entitled to receive benefits under any other Company severance plan, Change in Control Severance Agreement, Employment Agreement, or other termination agreement with the Company, or who has otherwise agreed not to receive severance-type benefits under an Employment Agreement or other agreement with the Company.  All Officers of the Company, with the exception of Mr. Norcia, participate in the Executive Severance Plan.  Mr. Norcia has entered into an Employment Agreement, whereby he is eligible for specified benefits including severance pay (see further detail below regarding the important terms of, and potential payments provided under, Mr. Norcia’s agreement).

60	DTE ENERGY 2023 PROXY STATEMENT

The Executive Severance Plan provides a benefit amount based on the executive’s period of employment in an eligible executive position.  The cash severance benefit is a multiple of the executive’s base salary plus annual bonus, assuming target performance goals for such year would be met.  The multiple for the eligible Named Executive Officers is 100%.

In addition, the executive has the choice of (i) payment by the Company of 12 months of COBRA continuation coverage premiums, or (ii) a lump sum payment equal to one month of COBRA continuation coverage premiums for coverage in effect on the severance date, multiplied by 12.  The Executive Severance Plan also includes payment by the Company for outplacement services for up to six months after the severance date, with the provider and level of assistance determined by the Company, or a lump sum payment of the cash equivalent value of the external outplacement assistance services.

The following table provides the estimated lump-sum or present values of the severance payment as if a qualifying termination had occurred on December 31, 2022. These values are inclusive of any pro-rated incentive payments received under Company incentive plans due to an executive being retirement eligible under the applicable plan(s).

	Severance		Pro-Rated	Supplemental
	Amount	Bonus	LTIP Awards	Benefits
Name	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
David Ruud	1,172,500	502,500	2,253,873	33,500	3,962,373
JoAnn Chavez	1,028,500	423,500	2,136,108	25,000	3,613,108
Trevor Lauer	1,152,000	512,000	3,207,864	31,800	4,903,664
Mark W. Stiers	1,044,750	447,750	2,192,405	10,400	3,695,305

1.	The severance amount equals one time each Named Executive Officer’s base salary and target bonus as of December 31, 2022.
2.	This column reflects the value of the Named Executive Officers annual bonus that would be paid due to the executive being retirement eligible under the Annual Incentive Plan, assuming target levels of performance.
3.	This column reflects the pro-rated value of performance shares and restricted stock granted under the Company's Long-Term Incentive Plan, as of December 31, 2022, that the executive would be eligible to retain due to being retirement eligible under the Plan, assuming target levels of performance.
4.	The supplemental benefits column includes 12 months of COBRA continuation coverage premiums for the coverage in effect for the executive as of December 31, 2022, as well as the cash equivalent value of 6 month of outplacement benefits.

Employment Agreement for Mr. Norcia

Under Mr. Norcia’s employment agreement discussed on page 49, assuming we terminated his employment without cause, or Mr. Norcia terminated his employment for good reason on December 31, 2022, Mr. Norcia would have been entitled to payments with an approximate value of $22,075,445 under the hypothetical termination. The payments represent twenty-four (24) months base salary, two times his 2022 annual incentive award with a Business Unit Modifier of 115.66%, his 2022 annual incentive payment earned with a Business Unit Modifier of 115.66%, and his unvested restricted stock and performance shares pro-rated based on actual days worked during the vesting/performance period and assuming target performance levels. Mr. Norcia would also be entitled to post-termination health care benefits in accordance with the retiree medical plan in which he is entitled to participate.

DTE ENERGY 2023 PROXY STATEMENT	61

CEO Pay Ratio

For the fiscal year ended December 31, 2022, we identified the median of all our employees, excluding our CEO, by using annual total compensation as reported in the Summary Compensation Table as our consistently applied compensation measure. We computed annual total compensation for all active employees as of December 31, 2022, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any full-time employees who were not employed by us for all of 2022.

■	The resulting median employee is a senior professional in our Customer Service Organization;
■	The median employee had a salary of $102,692;
■	The annual total compensation of the median employee of the Company (other than Mr. Norcia, the Company’s Chairman, President and CEO) was $131,133; and
■	The annual total compensation of Mr. Norcia, our Chairman, President and CEO, was $10,458,218.

Based on this information, the ratio of the annual total compensation of DTE’s Chairman, President and CEO to the median of the annual total compensation of all employees is 80 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

		Summary Compensation Table with Median Employee
				Non-equity	Change in
			Stock	Incentive	Pension	All Other		2022
		Salary	Awards	Comp	Value	Compensation		Pay
	Year	($) (1)	($)	($)	($)	($)	Total ($)	Ratio
Gerardo Norcia	2022	1,330,769	7,013,377	1,937,300	37,810	138,962	10,458,218	80
Median Employee	2022	102,692	—	10,613	—	17,828	131,133

(1)	Salary includes base salary, shift premium and overtime pay per the SEC disclosure rules (Rule 402(u)(2)(i)).

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

62	DTE ENERGY 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

At DTE Energy, we believe that performance-based compensation leads to results that are consistent with shareholder and customer interests. In the interest of transparency, we have for many years provided in our annual proxy statement a graphical depiction of the relationship between our CEO’s total compensation and our total shareholder return over a five-year period. This year, under newly-enacted SEC rules, we are providing enhanced disclosure of how our compensation decisions relate to company performance.

Listed below are the most important financial performance measures we used in 2022 to link executive compensation to company performance:

■ Adjusted Operating Earnings Per Share
■ Relative Total Shareholder Return vs Peer Group (percentile)
■ Cash from Operations

Our use of these measures in both our annual and long-term incentive programs is described in greater detail in the “Compensation Discussion and Analysis” disclosure beginning on page 36.

For each covered fiscal year, these are the names of the CEO and each non-CEO NEO whose compensation is included in the Pay versus Performance table below:

Year	CEO	Non-CEO NEOs
2022	Gerardo Norcia	David Ruud, JoAnn Chavez, Trevor F. Lauer, Mark W. Stiers
2021	Gerardo Norcia	David Ruud, Trevor F. Lauer, David E. Meador, Mark W. Stiers
2020	Gerardo Norcia	David Ruud, Peter B. Oleksiak, Gerard M. Anderson, Trevor F. Lauer, David E. Meador

The table below provides pay and performance data for the three most recently completed fiscal years:

					Value of $100
				Average	Investment
	SCT		Average	Comp.	Based on:		Net
	Total	Comp.	SCT Total	Actually		S&P 500	Income
	Comp.	Actually	Comp. for	Paid to		Multi-	(GAAP)	Adjusted
	for	Paid to	Other	Other	Company	Utilities	(Millions)	Operating
Year	CEO ($)	CEO ($)(1)	NEOs ($)	NEOs ($)(1)	TSR ($)	TSR ($)	($)	EPS ($)
2022	10,458,218	13,114,345	2,758,157	3,470,373	117.42	108.12	1,083	6.10
2021	11,128,277	18,169,622	3,463,650	4,816,926	116.00	107.50	907	5.99
2020	10,605,622	12,523,751	4,387,339	4,768,267	97.10	94.10	1,368	5.61

DTE ENERGY 2023 PROXY STATEMENT	63

(1)	The tables below show the amounts deducted and added to the total compensation listed in the summary compensation table to arrive at the compensation actually paid to the CEO and the other NEOs.

	Chief Executive Officer
	2022	2021*	2020
Deduction for change in actuarial present value of accumulated benefit under defined benefit and actuarial pension plans	(37,810)	(1,073,599)	(892,005)
Addition for aggregate of FY service cost under defined benefit and actuarial service plans	381,539	331,385	269,273
Deduction of amounts reported under "Stock Awards" in Summary Compensation Table	(7,013,377)	(6,524,979)	(5,614,868)
Addition of fair value at FY end of all awards granted during FY that are outstanding and unvested at FY end**	7,609,697	11,738,385	6,341,699
Addition of change in fair value at FY end (from the end of the prior FY) of any awards granted in a prior FY that are outstanding and unvested at FY end**	1,424,801	2,421,441	1,601,297
Addition of change in fair value at vesting date of awards granted in any prior FY for which vesting conditions were satisfied during covered FY**	101,128	(10,682)	84,625
Addition of dollar value of any dividends or other earnings paid on stock awards in the covered FY prior to vesting date	190,149	159,392	128,108

	Other NEOs (average)
	2022	2021*	2020
Deduction for change in actuarial present value of accumulated benefit under defined benefit and actuarial pension plans	(81,237)	(686,317)	(1,410,659)
Addition for aggregate of FY service cost under defined benefit and actuarial service plans	177,644	242,483	339,090
Deduction of amounts reported under "Stock Awards" in Summary Compensation Table	(1,451,777)	(1,373,076)	(1,506,869)
Addition of fair value at FY end of all awards granted during FY that are outstanding and unvested at FY end**	1,632,365	2,495,901	1,606,841
Addition of change in fair value at FY end (from the end of the prior FY) of any awards granted in a prior FY that are outstanding and unvested at FY end**	386,428	640,575	1,158,989
Addition of change in fair value at vesting date of awards granted in any prior FY for which vesting conditions were satisfied during covered FY**	17,126	(3,773)	113,301
Addition of dollar value of any dividends or other earnings paid on stock awards in the covered FY prior to vesting date	31,666	37,484	80,235

* Awards granted in fiscal year 2021 include grants issued in connection with the spin-off of DT Midstream to preserve the intrinsic aggregate value of previously granted awards.

** In accordance with FASB ASC Topic 718, fair value was computed, for market-based measures, using a Monte Carlo simulation valuation model, which applies a risk-free interest rate and an expected volatility assumption. For other measures, valuation was based on the probable outcome of the performance condition at the relevant valuation date.

In the charts below, you can see a graphical description of the relationship between the “compensation actually paid” measures and the performance measures in the table above. You can also see a graphical description of the relationship between our total shareholder return and the total shareholder return of the S&P 500 Multi-Utilities Index.

64	DTE ENERGY 2023 PROXY STATEMENT

DTE ENERGY 2023 PROXY STATEMENT	65

-

Proposal No. 5 — Management Proposal — Amendment of Bylaws to Allow Holders of 15% Shares to Call Special Meeting

The Board is requesting that shareholders approve an amendment to the company’s Amended Bylaws (the Bylaws), that would allow a special meeting of shareholders to be called by the Corporate Secretary at the written request of one or more shareholders of record who have continuously held for a minimum of one full year prior to the date such request is delivered to the Corporate Secretary shares of common stock of the Company representing in the aggregate at least 15% of the outstanding shares of stock of the Company entitled to vote at such meeting (the Bylaw Amendment).

Currently, Article I of the Bylaws allows a special meeting of the shareholders to be held if called by the Corporate Secretary at the written request of one or more shareholders of record who have continuously held for a minimum of one full year prior to the date such request is delivered to the Corporate Secretary shares of common stock of the Company representing in the

66	DTE ENERGY 2023 PROXY STATEMENT

aggregate at least 25% of the outstanding shares of stock of the Company entitled to vote at such meeting. The Board frequently reviews corporate governance practices of peers and other S&P 500 U.S. public companies and seeks advice regarding best practices. Additionally, the Board notes that at least 47% of shareholders supported a shareholder proposal in 2021 to lower the special meeting threshold. After due consideration of such information, the Board has determined that the threshold of outstanding shares required to call a special meeting should be lowered to 15%.

If this proposal is approved, we will amend the text of Article I, Section 2(a) of our Bylaws to read as follows:

(a) Special meetings of the shareholders may be called (i) by the Board of Directors, the Chairman of the Board or the Lead Independent Director, if one has been designated, or (ii) by the Corporate Secretary at the written request of one or more shareholders of record who have continuously held for a minimum of one full year prior to the date such request is delivered to the Corporate Secretary shares of common stock of the Company representing in the aggregate at least ~~twenty-five~~ fifteen percent (~~25~~15%) (the “Requisite Percentage”) of the outstanding shares of stock of the Company entitled to vote at such meeting, on such date and at such time and place as may designated and for such purpose or purposes as set forth in the notice of meeting.

Rationale for our Proposed Bylaw Amendment

Our Board has carefully considered the proposed Bylaw Amendment following a review of our corporate governance principles and practices and after considering the shareholder-proposed proposal in Proposal 6 on page 69 (the Shareholder Bylaw Proposal). We believe that special shareholder meetings should only be used to address extraordinary events that require immediate attention when waiting for the next annual meeting is impossible or inadvisable. Moreover, we have found that strong shareholder engagement practices are an effective means for discussing and considering important issues in between regularly scheduled annual meetings. Convening a special meeting is costly and disruptive; doing so involves substantial expenditures on legal and administrative fees as well as distribution costs related to preparing the required disclosure documents and printing and mailing. Additionally, senior management and the Board would be required to divert time from their work on business operations to prepare for and conduct the special meeting. If such a meeting has been called by a small minority of shareholders to address a proposal that has narrow support, it would be detrimental and inappropriate to cause the Board and senior management to shift their attention from their primary focus of maximizing long-term financial returns and operating the company’s business in the best interests of shareholders. We believe that our proposed 15% ownership threshold appropriately balances the above concerns with the need for shareholders to have a mechanism by which to discuss extraordinary events in a timely manner.

The Board also believes that adoption of the proposed 15% ownership threshold is appropriate because the company is committed to high standards of corporate governance and has already taken a number of steps to further achieve greater transparency and accountability to shareholders. Furthermore, shareholders with smaller holdings will continue to have the ability, consistent with the SEC’s rules, our Bylaws and Michigan law, to present proposals at our annual shareholder meetings, and communicate directly with our Board.

The Related Shareholder Bylaw Proposal

As described under Proposal 6 below on page 69, a shareholder submitted a matter for shareholder consideration at our 2023 Annual Meeting. The Shareholder Bylaw Proposal also relates to a shareholder’s ability to request a special meeting. Although our proposed Bylaw Amendment and the Shareholder Bylaw Proposal relate to the same subject matter, the two proposals differ as follows:

■	Our proposal is binding on us, which means that if our shareholders approve our proposed Bylaw Amendment, then we will amend our existing Bylaws as described above. In contrast, the Shareholder Bylaw Proposal is not binding; it only asks (but does not require) that our Board lower the stock-ownership threshold for shareholders to request a special meeting. Although not binding, if our shareholders approve the Shareholder Bylaw Proposal, our Board would consider it and further engage with our shareholders on it as a matter of good corporate governance; and
■	Our Proposed Bylaw Amendment provides for continuous ownership for one year of a stock-ownership threshold of 15% in aggregate voting power to request a special meeting. In contrast, the Shareholder Bylaw Proposal provides for a 10% threshold. We believe that our higher threshold and continuous ownership period protect our broader shareholder base from small groups of shareholders that may abuse the special meeting process for their own self-interest by calling numerous expensive, time-consuming and distracting special meetings.

DTE ENERGY 2023 PROXY STATEMENT	67

You should carefully read the Shareholder Bylaw Proposal alongside this Proposal 5. You should also consider our “Opposing Statement” in Proposal 6 when considering how to vote on this Proposal 5 and the Shareholder Bylaw Proposal.

What If Our Shareholders Approve Both This Proposal 5 and the Shareholder Bylaw Proposal (Proposal 6), or Approve Only One of Them?

Our Shareholders may vote on both our Proposed Bylaw Amendment in Proposal 5 and the Shareholder Bylaw Proposal in Proposal 6.

If our proposed Bylaw Amendment receives enough affirmative votes for approval as described below under “How Does the Voting Work?” on page 76, then it will be binding on us. In that event, our Proposed Bylaw Amendment will become effective, regardless of the voting outcome on the Shareholder Bylaw Proposal. Also in that event, we will not implement the Shareholder Bylaw Proposal irrespective of its voting outcome (and even if the Shareholder Bylaw Proposal also receives a majority affirmative vote).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MANAGEMENT PROPOSAL TO ALLOW HOLDERS OF 15% OF SHARES TO CALL A SPECIAL MEETING.

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Proposal No. 6 — Shareholder Proposal — Amendment of Bylaws to Allow Holders of 10% Shares to Call Special Meeting

The Company expects the following shareholder proposal to be presented for consideration at the annual meeting by John Chevedden of Redondo Beach California, who beneficially owned not less than 50 shares of the Company’s common stock as of October 3, 2022. The proposal, along with the supporting statement, is included below.

Proposal-6 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. This includes that each shareholder shall have an equal right per share to formally participate in the calling for a special shareholder meeting to the fullest extent possible.

Currently it takes a theoretical 25% of all shares outstanding to call for a special shareholder meeting. This theoretical 25% of all shares outstanding translates into 34% of the shares that vote at our annual meeting. It would be hopeless to expect that shares that do not have the time to vote would have the time for the intricate procedural steps to call for a special shareholder meeting.

Then it appears that all the shares that are held in street name are 100% disqualified from participating in the calling of a special shareholder meeting. If 50% of DTE Energy shares are held in street name then it would take 68% of the above 34% of shares that vote at the annual meeting (34% times 2) to call for a special shareholder meeting.

And it does not stop here because all DTE shares not owned for a full continuous year are 100% disqualified from calling for a special meeting. Perhaps only 75% of DTE shares are held for a full continuous year and then the 68% figure to call a special shareholder meeting would go still higher.

Thus a theoretical 25% figure to call for special meeting translates into a figure well beyond 68% which is like have no right at all to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 6

Board of Directors Response

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:

This advisory proposal conflicts with the company’s Proposal 5, a binding proposal calling for shareholder adoption of a stock-ownership threshold of 15% in aggregate voting power to request a special meeting, in contrast, to the request in this proposal

DTE ENERGY 2023 PROXY STATEMENT	69

to lower the threshold to 10% to request a special meeting. The Board recommends that you vote AGAINST this Proposal 6 and FOR the Proposal 5.

For the reasons set forth in Proposal 5, the Board believes that a 15% ownership threshold ensures a meaningful percentage of our shareholders agree on the need for a special meeting before a special meeting can be called. In light of these findings as well as the company’s demonstrated commitment to establishing and implementing good governance practices, the Board believes that adoption of this Proposal 6 is not advisable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL RELATING TO AN AMENDMENT OF BYLAWS TO ALLOW HOLDERS OF 10% OF SHARES TO CALL A SPECIAL MEETING.

Proposal No. 7 — Shareholder Proposal — Lobbying Report

The Company expects the following shareholder proposal to be presented for consideration at the annual meeting by The Service Employees International Union Master Trust. The proposal, along with the supporting statement, is included below.

Whereas, we believe in full disclosure of DTE Energy’s (“DTE’s”) lobbying activities and expenditures to assess whether DTE’s lobbying is consistent with DTE’s expressed goals and in shareholder interests.

Resolved, the shareholders of DTE request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by DTE used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	DTE’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s decision-making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which DTE is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Public Policy and Responsibility Committee and posted on DTE’s website.

Supporting Statement

DTE fails to provide an annual report breaking out its lobbying by federal amounts, individual states and payments to social welfare groups (SWGs), as requested. DTE spent $13,830,000 from 2010 – 2021 on federal lobbying. This does not include state lobbying, where DTE also lobbies, for example spending $894,869.33 on lobbying in Michigan from 2019 through 2021.1

Companies can give unlimited amounts to third party groups that spend millions on lobbying and often undisclosed grassroots activity. These groups may be spending “at least double what’s publicly reported.”2 DTE discloses its payments to trade associations that lobby, but critically fails to disclose its payments to politically active SWGs, like the Clean and

70	DTE ENERGY 2023 PROXY STATEMENT

Sustainable Energy Fund and Michigan Energy First. DTE’s disclosure is also incomplete for trade associations, failing to disclose any 2021 payments to the National Association of Manufacturers, where it sits on the board.

DTE’s lack of disclosure presents reputational risk when it hides payments to dark money SWGS or its lobbying contradicts company public positions. Highlighting these risks, DTE’s peer FirstEnergy was fined $230 million for funneling $60 million through SWG Generation Now in an Ohio bribery scandal.3 DTE’s support for the Clean and Sustainable Energy Fund and Michigan Energy First has come under scrutiny in California for funding research supporting carbon capture in California.4

We believe it is a risk for shareholders that “DTE does not disclose its 501(c)(4) contributions and has urged shareholders for years to reject investor board resolutions that call for transparency.”5

1 https://wethepeoplemi.org/wp-content/uploads/2022/08/REPORT-The-Publics-Case-Against-DTE-20220613.pdf.

2 https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publiclyreported/.

3 https://www.npr.org/2021/07/23/1019567905/an-energy-company-behind-a-major-bribery-scandal-in-ohio-will-pay-a-230-million-

4 https://www.latimes.com/environment/newsletter/2022-06-23/michigan-energy-firm-dark-money-california-climate-plans-boiling-point.

5 https://www.energyandpolicy.org/michigan-front-group-protect-our-values-connected-to-dte-energy/.

Board of Directors Response

THE BOARD OF DIRECTORS OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS A
VOTE AGAINST IT FOR THE REASONS SET FORTH BELOW:

Considering the mandatory public disclosure requirements required by law and DTE’s voluntary supplemental disclosures, the Board feels this proposal is unnecessary and overly broad. This ample public information regarding DTE Energy's political participation appropriately addresses the concerns cited in the proposal, and holding the Company to a higher standard than other participants in the political process could have negative consequences.

DTE Energy has a long tradition as a responsible corporate citizen. The Board believes the Company has a responsibility to stakeholders to engage and participate in the political process on issues that affect the Company or are significant to our industry. Participation in public policy dialogues includes contributing to organizations that advocate positions that support DTE Energy’s interests and the interests of, our customers, employees, shareholders, and communities. These organizations include industry trade associations such as EEI and AGA which serve important non-political purposes, including helping to address security, operating, and regulatory issues. This proposal would hold the Company to a higher standard than other participants in the political process and could have negative consequences for the Company.

Disclosures regarding DTE Energy's policies and procedures governing lobbying. The proposal requests that we disclose our lobbying policy and procedures. The Board has overseen the development of a robust governance program around our public policy engagement, which achieves the same goal as this proposal. The Public Policy and Responsibility Committee has primary oversight, with regular discussion at the full Board level. Additionally, the day-to-day oversight of our policies, practices, and strategy with respect to public policy advocacy is the responsibility of our Vice President, Corporate and Government Affairs. We believe this oversight process ensures accountability and transparency for the Company's corporate political activities. The Company also publishes on its website semi-annual disclosure reports and maintains a 5-year (rolling) archive of contributions made by the DTE Energy PAC and by DTE Energy as outlined in our corporate policy.

Disclosure of corporate lobbying expenditures. The proposal also seeks disclosures about DTE Energy's lobbying expenditures. However, the Company’s lobbying activities are subject to regulation by state and the federal government including requirements to provide disclosures of certain state and federal lobbying expenses. Not only does the Company maintain full compliance with all applicable laws, but we believe our disclosure currently exceeds the requirements of state and federal laws. These disclosures are publicly available and linked to our website at dteenergy.com/political-participation.

Certain mischaracterizations in proponent’s statement. The proponents include certain mischaracterizations regarding risk associated with unlawful activity based on the actions of another utility. This is a generalization at best and is not deserved. To the extent real concerns exist regarding industry generally, those should be addressed at the industry level and not through a mere handful of participants. DTE Energy does not participate in candidate recruitment or support negative campaign advertising.

DTE ENERGY 2023 PROXY STATEMENT	71

Conclusion. Given the Company's policy on corporate political participation discussed above, the mandatory public disclosure requirements already required under the law, and the supplemental disclosure the Company makes on a voluntary basis, the Board has again concluded that the Company's policy and disclosures exceed what is required by the law. This ample public information regarding DTE Energy's political participation appropriately addresses the concerns cited in the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL RELATING TO PUBLICATION OF A LOBBYING REPORT.

Consideration of Any Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such business.

72	DTE ENERGY 2023 PROXY STATEMENT

2023 PROXY STATEMENT OF DTE ENERGY COMPANY

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

QUESTIONS AND ANSWERS

Why did I receive proxy materials?

You received these materials because you own DTE Energy common stock. As a shareholder, you have the right to vote your shares on matters presented at the annual shareholder meeting to be held on May 4, 2023, or at any adjournments or postponements of this meeting.

What is a proxy?

The Board is asking you to give us your “proxy” to vote your shares at the annual shareholder meeting to be held on May 4, 2023, or at any adjournments or postponements of this meeting. Giving us your proxy means that you authorize us to vote your shares of our common stock at the annual meeting in the manner you direct. You will grant this permission by mail, the Internet, or telephone.

Through the mail, you may grant us permission to vote your shares on your behalf using a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records.

If you are a Registered Shareholder, a “proxy card” is the document used to designate your proxy to vote your shares. If you are a Beneficial Shareholder, a “voting instruction form” is the document used to designate your proxy to vote your shares. See “What is the difference between a “Registered Shareholder” and a “Beneficial Shareholder?" below for further information.

In addition, all shareholders may vote their shares through the Internet, by telephone or in person at the annual meeting.

In this proxy statement, the term “proxy card” refers to the proxy card itself or the voting instruction form used by beneficial holders, unless otherwise indicated.

What is the difference between a “Registered Shareholder” and a “Beneficial Shareholder?"

A “Registered Shareholder” (also referred to as a “shareholder of record”) is a shareholder with shares registered in their name with Equiniti Trust Company (EQ), our transfer agent. Individuals who hold physical certificates and/or are participants in the DTE Energy Dividend Reinvestment and Stock Purchase Plan (“DRIP”), make up the largest portion of Registered Shareholders.

A “Beneficial Shareholder” (also referred to as a “street name holder”) is a shareholder with shares held in a stock brokerage account by a brokerage firm, bank or another nominee. Beneficial Shareholders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using a method described under “How do I vote?” below.

Please note that within this section if no “Registered” or “Beneficial” designation is given to the term “Shareholder” we are referring to all DTE Energy Shareholders as of the Record Date.

What are the purposes of this annual meeting?

At the meeting, our shareholders will be asked to:

1.	Elect ten directors. The nominees are David A. Brandon, Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, Gerardo Norcia, Robert C. Skaggs, Jr., David A. Thomas, Gary Torgow, James H. Vandenberghe and Valerie M. Williams for terms expiring in 2024. (See “Proposal No. 1 - Election of Directors” on page 8);
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2023. (See “Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm” on page 31);

DTE ENERGY 2023 PROXY STATEMENT	73

3.	Provide an advisory vote to approve the Company’s executive compensation. (See “Proposal No. 3 - Advisory Proposal - Nonbinding Vote to Approve Executive Compensation” on page 34);
4.	Provide an advisory vote to approve the frequency of votes to approve the Company’s executive compensation. (See “Proposal No. 4 - Advisory Proposal – Frequency of Advisory Votes” on page 35);
5.	Vote on a management proposal to amend our bylaws to allow shareholders with 15% outstanding company stock in the aggregate (held at least one year) to call a special meeting (See “Proposal No. 5 – Management Proposal on Special Meetings” on page 66),
6.	Vote on a shareholder proposal to amend our bylaws to allow shareholders with 10% outstanding company stock in the aggregate to call a special meeting. (See "Proposal No. 6 - Special Meeting Threshold on page 69);
7.	Vote on a shareholder proposal to publish a report on lobbying. (See "Proposal No. 7 – Lobbying Report" on page 70); and
8.	Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting. (See “Consideration of Any Other Business That May Come Before the Meeting” on page 72).

Who is entitled to vote?

Only DTE Energy common stock shareholders of record at the close of business on March 7, 2023 (the “Record Date”) are entitled to vote at the annual meeting. Each share of common stock has one vote with respect to each matter coming before the meeting.

How do I vote?

Registered Shareholders - You will receive voting instructions directly from EQ. You may vote your shares held as of the Record Date through the Internet, by telephone, by mail or by casting a ballot at the annual meeting.

■	To vote through the Internet or by telephone, follow the instructions attached to your proxy card or meeting notice.
■	To vote by mail, sign and date each proxy card (if you receive a paper copy) and return it in the enclosed prepaid envelope.
■	To vote at the annual meeting, please see the instructions under “How do I attend the annual meeting?” on page 77 below.

Note that if you vote more than once, your last vote counts and supersedes all others. See “Can I change or revoke my vote?” below for further information.

If you sign and return your proxy card, but do not specify how you wish to vote, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the meeting. See “Consideration of Any Other Business That May Come Before the Meeting” on page 72.

Beneficial Shareholders - You must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should have enclosed, or should have provided a “Notice Card” or “Voting Instruction Form” for you to direct them how to vote your shares. Unlike the Registered Shareholders, you will not be able to vote your shares at the annual meeting unless you obtain a legal proxy from your brokerage firm, bank or other nominee. See “How do I attend the annual meeting?” on page 77 below for information regarding legal proxies.

If your DTE Energy shares are owned through the DTE Energy Company Savings and Stock Ownership Plan, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers or the DTE Gas Company Investment and Stock Ownership Plan (“401(k) plans”), see “What shares are included on my proxy card or meeting notice?” below.

What shares are included on my proxy card or meeting notice?

Registered Shareholders - The proxy card or meeting notice you received covers all shares eligible to be voted in your account as of the Record Date regardless of type, including any shares held in certificated form or shares held in the DRIP.

401(k) plan Participants - The proxy card serves as a voting instruction to the Trustee for DTE Energy common stock owned by employees and retirees of DTE Energy and its affiliates in their respective 401(k) plans. Please note that if you are also a Registered Shareholder, shares held in the 401(k) plans will be listed separately and will be voted together with your registered shares on one proxy card.

74	DTE ENERGY 2023 PROXY STATEMENT

Beneficial Shareholders - Separate voting instructions will be provided by each of your brokerage firms, banks or other nominees for shares held in street name.

Can I change or revoke my vote?

Yes. If you are a Registered Shareholder and/or own DTE Energy shares within a 401(k) plan, any subsequent vote or revocation received by the voting deadline will supersede your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. Deadlines for voting are indicated on the proxy card or meeting notice.

If you are a Registered Shareholder and wish to change your vote using a new proxy card, please call 1-866-388-8558 to request a new proxy card.

Registered Shareholders may also change their vote on their registered shares by voting at the annual meeting.

If you wish to revoke any prior vote you must submit a letter addressed to our tabulator, EQ, P.O. Box 64873, St. Paul, MN 55164-9397. It must be received prior to the meeting to be processed.

Beneficial Shareholders should contact their brokerage firm, bank or other nominee regarding the timing and method to change or revoke their vote.

Is my vote confidential?

Yes, your vote is confidential. Your vote is received and counted by the tabulator and inspector of election, EQ. Your vote will not be disclosed except as required by law or in other limited circumstances.

Will I receive an Annual Report?

DTE Energy no longer provides a separate “Annual Report.” The Company’s Form 10-K, filed with the SEC, is provided to Shareholders with the proxy materials and serves as our “Annual Report” to our Shareholders.

What does it mean if I get more than one set of proxy materials or meeting notices?

In addition to reducing mailing costs by providing meeting notices, we also try to reduce costs relating to mailing duplicate sets of proxy materials by a method called householding. See “What is “householding” and how am I affected?” below. Despite these efforts, you may receive multiple copies of proxy materials if your shares are registered differently (i.e. trust, joint, name spelling variation, etc.) or if they are in more than one account (i.e., broker, bank, transfer agent, etc.). Please vote all proxies that you receive and consider consolidating your accounts.

If you are a Registered Shareholder receiving multiple sets of materials and wish to consolidate your accounts please contact EQ at 1-866-388-8558.

If you are a Beneficial Shareholder receiving multiple sets of materials and wish to consolidate your accounts, please contact your brokerage firm, bank or other nominee.

What is “householding” and how am I affected?

For those Shareholders receiving paper copies of the Form 10-K and proxy statement, the SEC permits delivery of a single copy of these statements to Shareholders who have the same address and last name. This procedure, called “householding,” reduces the volume of duplicate information mailed and reduces printing and postage costs.

Despite “householding” of printed material, each Shareholder living at the same address will continue to receive a separate proxy card.

Registered Shareholders and DTE Energy 401(k) plan Participants: If you prefer to receive separate copies of our annual reports and proxy statements, now or in the future, please submit a written request to: EQ, Attn: Householding/DTE Energy, P.O. Box 64854, St. Paul, MN 55164-0854. Separate sets of documents will be promptly delivered to you.

Beneficial Shareholders can request information about “householding” by contacting their brokerage firm, bank or other nominee of record.

Can I elect to receive or view DTE Energy’s annual report (Form 10-K) and proxy statement electronically?

Yes. If you are a Registered Shareholder and you received printed proxy materials, you may elect to receive future proxy materials electronically. To do so you must provide your consent and enroll in this service at investorelections.com/dte, where step-by-step instructions will prompt you through the enrollment process.

DTE ENERGY 2023 PROXY STATEMENT	75

By consenting to electronic delivery, you are stating that you currently have, and expect to have, access to the Internet. If you do not currently have, or do not expect to have, access to the Internet, please do not elect to have documents delivered electronically.

If you have previously enrolled, you will receive an email notification directing you to the website where you can view, search and print the annual report and proxy materials and vote your shares.

If this is your first time registering for electronic delivery, your enrollment will be effective for the 2024 annual meeting.

Beneficial Shareholders should contact their brokerage firm, bank or other nominee and inquire about their electronic delivery options.

All DTE Energy Shareholders can view, search and print the current year’s proxy statement and Form 10-K at proxydocs.com/dte.

What constitutes a quorum?

There were 206,108,359 shares of our common stock outstanding on the Record Date. Each share is entitled to one vote with respect to each matter coming before the annual meeting. A majority of these outstanding shares present or represented by a proxy at the meeting constitutes a quorum. A quorum is necessary to conduct an annual meeting.

What are abstentions and broker non-votes and how do they affect voting?

Abstentions - If you specify on your proxy card that you wish to “abstain” from voting on an item, your shares will not be voted on that particular item. Abstentions are counted toward establishing a quorum, but not toward determining the outcome of the proposal to which the abstention applies.

Broker Non-Votes - Under New York Stock Exchange rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of the independent registered public accounting firm. Voting to elect directors in an uncontested election, to approve executive compensation and to consider any shareholder proposals are all non-routine matters. Consequently, your broker must receive voting instructions from you in order to vote with respect to proposals 1, 3, 4, 5, 6 and 7 at our 2023 annual meeting. On routine matters, including proposal 2, shares voted by brokers without instructions are counted toward the outcome.

How does the voting work?

For each item, voting works as follows:

Proposal No. 1—Election of Directors. The election of each director requires approval by a majority of the votes cast, i.e., each of the ten nominees for director must receive more than fifty percent of the votes cast at the meeting to be elected. You may withhold votes from one or more directors by writing their names in the space provided for that purpose on your proxy card. Withhold votes are counted as votes cast and treated as votes against the relevant director. Failure to vote and broker non-votes will not be considered as votes cast for the election of directors and will not be counted either for or against each director. If you vote by telephone or the Internet, follow the instructions attached to the proxy card or meeting notice. Your broker is not entitled to vote your shares on this matter unless instructions are received from you. You cannot vote for more than ten directors.

Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of an independent registered public accounting firm requires approval by a majority of the votes cast. Abstentions are not considered votes cast and will not be counted either for or against this matter. Your broker is entitled to vote your shares on this matter if no instructions are received from you.

Proposal No. 3—Nonbinding Vote to Approve Executive Compensation. Approval of the Management Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against this proposal.

Proposal No. 4—Nonbinding Vote to Approve Frequency of Advisory Votes. Approval of the Management Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against this proposal.

76	DTE ENERGY 2023 PROXY STATEMENT

Proposal No. 5—Management Proposal to Amend Bylaws. Approval of the Management Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against this proposal.

Proposals No. 6 and 7—Shareholder Proposals. Approval of each Shareholder Proposal requires approval from a majority of the votes cast. Your broker is not entitled to vote your shares unless instructions are received from you. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against these proposals.

How do I attend the annual meeting?

All Shareholders as of the Record Date, or their duly appointed proxies, may attend the annual meeting. The meeting will be held in a virtual-only format on Thursday, May 4, 2023 at 8:00 a.m. (EDT). You must register in order to attend. To register, visit www.proxydocs.com/dte on your smartphone, tablet or computer. You will then be required to enter your control number, which is located on the proxy card or notice card you received. After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

For technical assistance in registering for the meeting, please send an e-mail to DSMSupport@mediantonline.com and include your name, contact number, and which meeting you are trying to register for, and a support technician will contact you within one business day. Technical support will also be available during the Annual Shareholder Meeting. If any shareholder experiences technical difficulty, please call the number provided in the e-mail containing the link to access the meeting, and technicians will be available to assist.

After registering for the Annual Shareholder Meeting, shareholders can submit questions to be considered during the question and answer session of the meeting. Shareholders may also submit questions while the meeting is in progress.

How will the annual meeting be conducted?

The Chairman of the Board (“Chairman”), or such other director as designated by the Board, will call the annual meeting to order, preside at the meeting and determine the order of business. The only business that will be conducted or considered at this meeting is business discussed in this proxy statement, as no other shareholder complied with the procedures set forth in our Bylaws (as amended) for proposing other matters to be brought at the meeting.

How does a shareholder recommend a person for election to the Board for the 2024 annual meeting?

Recommendations for nominations by shareholders should be in writing and addressed to our Corporate Secretary at our principal business address. See the “Shareholder Proposals and Nominations of Directors” section of this proxy statement on page 77 for further information on submitting nominations. Once the Corporate Secretary properly receives a recommendation for nomination, the recommendation is sent to the Corporate Governance Committee for consideration. Candidates for directors nominated by shareholders will be given the same consideration as candidates nominated by other sources.

2024 ANNUAL MEETING OF SHAREHOLDERS

Our Bylaws provide that the annual meeting of shareholders will be held on such date and at such time and place as may be fixed by the Board. When the Board fixes the date for an annual meeting, it will be announced as soon as practicable.

Shareholder Proposals and Nominations of Directors

For Inclusion In Proxy Statement.    Shareholder proposals to be considered for inclusion in the proxy statement for the 2024 Annual Meeting must be received by the Corporate Secretary at our principal business address no later than 5:00 p.m. Detroit time on November 24, 2023.

DTE ENERGY 2023 PROXY STATEMENT	77

For Matters to be Brought at the Meeting.    If a shareholder intends to submit a matter other than by timely submitting the proposal to be included in the proxy statement, the shareholder must give timely notice in accordance with our Bylaws. To be timely, a shareholder’s notice nominating a person for election to the Board or proposing other business must be received not earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary of the most recent annual meeting of shareholders.

Procedures for Submitting Proposals and Nominations.    Any shareholder who wishes to (i) nominate a person for election to the Board, or (ii) propose other items of business at an annual meeting must be a shareholder of record at the time of giving the notice and entitled to vote at the meeting. All notices must be received by the Corporate Secretary, One Energy Plaza, Room 2386 WCB, Detroit, Michigan 48226-1279, fax: 313-235-8871. Any such notice must include:

■	the name and address, as they appear on our books, of the shareholder making the proposal or nomination and of the beneficial owner, if any, on whose behalf the proposal or nomination is made;
■	the class and number of shares that are owned beneficially and of record by the shareholder making the proposal or nomination and by the beneficial owner, if any, on whose behalf the proposal or nomination is made; and
■	a representation that the person giving the notice is a shareholder of record entitled to vote at the annual meeting and intends to appear at the meeting in person or by proxy to make the nomination or propose the business specified in the notice.

In addition, our Bylaws require the following:

If a shareholder notice is nominating a person (a “Shareholder Nominee”) for election to the Board, the notice must also include:

■	the information that would be required to be disclosed in a proxy statement to comply with all applicable requirements of the Act and the rules and regulations thereunder as if each Shareholder Nominee had been nominated by the Board;
■	any additional information as necessary to permit the Board of Directors to determine if the Shareholder Nominee is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors;
■	a written representation and agreement of the Shareholder Nominee, in the form provided by the Secretary upon written request, relating to the Shareholder Nominee’s compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, any other Company code of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to Company directors; and
■	a written representation and agreement of the Shareholder Nominee, that such person (i) is not and will not become a party to any agreement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question, and (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as director unless the terms of such agreement, arrangement or understanding have been provided to the Company.

Any shareholder notice to nominate a Shareholder Nominee must be accompanied by a written and signed consent of the Shareholder Nominee to serve as a director of the Company if elected.

If a shareholder notice is proposing any other items of business, the notice must also include as to each matter the shareholder proposes to bring before the annual meeting:

■	a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and
■	any material interest the shareholder or the beneficial owner, if any, on whose behalf the proposal is made, has in the matter.

A shareholder must also comply with all the applicable requirements of the Exchange Act for shareholder proposals, including matters covered by SEC Rule 14a-8. Nothing in our Bylaws affects any rights of shareholders to request inclusion of proposals in the proxy statement pursuant to SEC Rule 14a-8.

78	DTE ENERGY 2023 PROXY STATEMENT

Proxies solicited by the Company for the 2024 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from the shareholders giving proxies.

UNIVERSAL PROXY

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the same deadline as disclosed above under our advance notice bylaw and must include the information required by our bylaws and SEC Rule 14a-19.

SOLICITATION OF PROXIES

We will pay the cost to solicit proxies. Directors and officers of DTE Energy and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or via the Internet, but no additional remuneration will be paid by the Company for the solicitation of those proxies. We have also retained Morrow Sodali, LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to help distribute proxy materials and solicit votes in that same manner, for a fee of $15,500 plus reimbursement of certain out-of-pocket expenses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information presented in this Proxy Statement includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "expect," "may," "could," "projected," "aspiration," "plans," and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors impacting forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Website references throughout this document are for convenience only, and the content of the referenced websites is not incorporated by reference into this document.

IMPORTANT

The interest and cooperation of all shareholders in our affairs are considered to be of the greatest importance by your management. Even if you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone or on the Internet or fill in, date, sign and return the enclosed proxy card in the envelope provided. If you do so now, we will be saved the expense of follow-up notices.

DTE ENERGY 2023 PROXY STATEMENT	79

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:	☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

IMPORTANT

The interest and cooperation of all shareholders in our affairs are considered to be of the greatest importance to your management. Even if you expect to attend the annual meeting, it is urgently requested that, whether your share holdings are large or small, you promptly fill in, date, sign and return the enclosed proxy card in the envelope provided or vote by telephone or on the Internet. If you do so now, we will be saved the expense of follow-up notices.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, and 3,
for the “EVERY YEAR” option for Proposal 4, FOR Proposal 5 and AGAINST Proposals 6 and 7

Proposal 1.	Elect ten members of the Board of Directors for one-year terms ending in 2024

01	David A. Brandon	06	Robert C. Skaggs, Jr.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
02	Charles G. McClure, Jr.	07	David A. Thomas
03	Gail J. McGovern	08	Gary H. Torgow
04	Mark A. Murray	09	James H. Vandenberghe
05	Gerardo Norcia	10	Valerie M. Williams

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors			☐	For	☐	Against	☐	Abstain
Proposal 3.	Provide a nonbinding vote to approve the Company’s executive compensation			☐	For	☐	Against	☐	Abstain
Proposal 4.	Provide a nonbinding vote on the frequency of advisory votes to approve executive compensation	☐	Every Year	☐	Every Two Years	☐	Every Three Years	☐	Abstain
Proposal 5:	Vote on a management proposal to amend our bylaws to allow shareholders with 15% outstanding company stock in the aggregate (held at least one year) to call a special meeting			☐	For	☐	Against	☐	Abstain
Proposal 6.	Vote on a shareholder proposal to amend our bylaws to allow shareholders with 10% outstanding company stock in the aggregate to call a special meeting			☐	For	☐	Against	☐	Abstain
Proposal 7.	Vote on a shareholder proposal to publish a lobbying report			☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED AS THE BOARD RECOMMENDS, EXCEPT AS INDICATED ON THE REVERSE.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on your Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy.

2023 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder(s):

The Annual Meeting of Shareholders of DTE Energy Company will be held in virtual-only format on Thursday, May 4, 2023 at 8:00 a.m. (EDT).

To register for the virtual meeting along with voting your shares, please follow the instructions below:

■Visit www.proxydocs.com/dte on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.
■As a shareholder, you will then be required to enter your control number which is located in the upper right-hand corner on the reverse side of this proxy card.
■After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Lisa A. Muschong
Vice President, Corporate Secretary and Chief of Staff

proxy

DTE ENERGY COMPANY PROXY CARD AND VOTING INSTRUCTION FORM
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the other side, I (we) appoint JoAnn Chavez, Lisa A. Muschong and David Ruud, any or all of them, as proxies to vote my (our) shares of Common Stock of DTE Energy Company at the Annual Meeting of Shareholders to be held on Thursday, May 4, 2023, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

If you sign and return this proxy, the shares will be voted as directed. If no direction is indicated, the shares will be voted FOR Proposals 1, 2, and 3, for the “EVERY YEAR” option for Proposal 4, FOR Proposal 5 and AGAINST Proposals 6 and 7. Your telephone or Internet vote authorizes the named proxies to vote your shares as directed. Unless you have voted by telephone or Internet, or have returned a signed proxy, the shares cannot be voted for you (except that your broker can vote your shares on Proposal 2 without your instruction). If you are a registered shareholder, you can also vote your shares at the meeting.

For participants in one of the DTE Energy Company Savings Plans, by signing on the other side, you hereby direct Great-West Trust Company, LLC, as Trustee, to vote all shares of Common Stock of DTE Energy Company represented by your proportionate interest in the Trust at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 4, 2023, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

The Trustee is directed to vote as specified on the reverse. If you sign and return this form, but do not otherwise specify, the Trustee will vote FOR Proposals 1, 2, and 3, for the “EVERY YEAR” option for Proposal 4, FOR Proposal 5 and AGAINST Proposals 6 and 7. Only the Trustee can vote your shares.

For participants in the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, and in the DTE Energy Plan portion of the DTE Energy Company Savings and Stock Ownership Plan: The Trustee only votes shares for which the Trustee has received your vote by telephone or Internet, or has received a signed voting instruction form.

For participants in the DTE Gas Company Investment and Stock Ownership Plan and in the Citizens Gas Plan and MCN Plan portions of the DTE Energy Company Savings and Stock Ownership Plan: Shares with respect to which the Trustee does not receive voting instructions will be voted by the Trustee in the same proportion as shares for which the Trustee receives voting instructions.

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/dte	1-866-883-3382

Use the Internet to vote your proxy.*	Use a touch-tone telephone to vote your proxy.*	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Mailed copies must be received by 11:59 p.m. (EDT) on May 3, 2023.

*For DTE Energy Savings Plan participants — Internet and telephone voting are available through 11:59 p.m. (EDT) on May 1, 2023.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.